UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LANTRONIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

48 Discovery, Suite 250
Irvine, California 92618
www.lantronix.com
September 24, 2025
Dear Fellow Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Lantronix, Inc., a Delaware corporation, which will be held at our corporate headquarters located at 48 Discovery, Suite 250, Irvine, California 92618, on November 4, 2025, at 9:00 a.m. Pacific time.
Details of the business to be conducted at the annual meeting are included in the accompanying Notice of 2025 Annual Meeting of Stockholders and Proxy Statement.
It is important that your shares be represented at the annual meeting and voted in accordance with your instructions. Whether or not you plan to attend the meeting, we urge you to submit your proxy or voting instructions as promptly as possible so that your shares will be voted at the meeting. This will not limit your right to vote in person or to attend the meeting.
We look forward to seeing you at the upcoming annual meeting.

Sincerely,

Hoshi Printer
Chairman of the Board

LANTRONIX, INC.
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 4, 2025
The 2025 Annual Meeting of Stockholders for Lantronix, Inc., a Delaware corporation, will be held at our corporate headquarters located at 48 Discovery, Suite 250, Irvine, California 92618, on November 4, 2025, at 9:00 a.m. Pacific time, for the following purposes:
1.
To elect the six director nominees named in the annual meeting proxy statement (James Auker, Saleel Awsare, Sailesh Chittipeddi, Narbeh Derhacobian, Kevin Palatnik and Hoshi Printer) to the board of directors, each to serve until our next annual meeting of stockholders and until his successor is duly elected and qualified, or until the director’s earlier resignation or removal;

2.	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accountants for the fiscal year ending June 30, 2026;
3.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers as described in the annual meeting proxy statement;
4.	To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to our named executive officers; and
5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
The foregoing proposals are more fully described in the annual meeting proxy statement. Stockholders of record who owned our common stock at the close of business on September 8, 2025, are entitled to attend and vote at the annual meeting.
The board of directors recommends that you vote your shares “FOR” each director nominee named in Proposal 1, “FOR” Proposals 2 and 3, and “1 Year” for Proposal 4.
Your vote is very important. Whether or not you expect to attend the annual meeting, please submit your proxy or voting instructions as promptly as possible in order to ensure your shares are represented at the annual meeting. Even if you have voted by proxy, you may still vote in person at the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must obtain a proxy issued in your name from the broker, bank or other nominee that holds your shares.

By Order of the Board of Directors,

Irvine, California	Saleel Awsare
September 24, 2025	President, Chief Executive Officer and Director

LANTRONIX, INC.
PROXY STATEMENT FOR THE
2025 ANNUAL MEETING OF STOCKHOLDERS
References to our website throughout this proxy statement are provided for convenience only and the content on our website does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement.

PROXY STATEMENT FOR THE
2025 ANNUAL MEETING OF STOCKHOLDERS
We cordially invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) for Lantronix, Inc. (sometimes referred to as, the “Company,” “we,” “us,” or “our”). The Annual Meeting will be held at 9:00 a.m. Pacific time on November 4, 2025, at the Company’s corporate headquarters, located at 48 Discovery, Suite 250, Irvine, California 92618.
This proxy statement is being furnished by and on behalf of our board of directors (the “Board”) in connection with the solicitation of proxies to be voted at the Annual Meeting. This proxy statement describes issues on which the Company is asking you, as a stockholder, to vote and provides information that will allow you to make an informed voting decision.
The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders of record is September 24, 2025. If you hold your shares through a broker, bank or other nominee, this proxy statement and a voting instruction form are being forwarded to you by such broker, bank or other nominee.
References in this proxy statement to fiscal years refer to the fiscal year ended June 30 of the referenced year. For example, “fiscal 2024” refers to the fiscal year ended June 30, 2024, “fiscal 2025” refers to the fiscal year ended June 30, 2025, and “fiscal 2026” refers to the fiscal year ending June 30, 2026.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
This proxy statement and our Annual Report on Form 10-K for fiscal year 2025 are available on the Internet at www.proxyvote.com by using the control number provided on your Notice or proxy card (if you received a printed copy of the proxy materials). You can also view the proxy materials on our website at www.lantronix.com. Stockholders may also request a printed set of the proxy materials by following the instructions in the Notice of Internet Availability.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
The following questions and answers are intended to briefly address potential questions regarding this proxy statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission (the “SEC”). These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the proxy statement or the Annual Meeting, please contact our Corporate Secretary using the contact information provided in this proxy statement.
When and where will the Annual Meeting be held?
The date, time and place of the Annual Meeting are:
November 4, 2025
9:00 a.m. Pacific time
Lantronix, Inc. Corporate Headquarters
48 Discovery, Suite 250
Irvine, California 92618
Who can vote?
You are entitled to vote your shares of common stock if you were the owner of the shares as of the close of business on September 8, 2025 (the “Record Date”). As of the Record Date, there were a total of 39,271,361 shares of our common stock outstanding and entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock that you own.

Why did I receive a notice regarding the availability of proxy materials on the internet?
We sent you the Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board is soliciting your proxy to vote at our Annual Meeting, including at any postponements or adjournments of the meeting. We have elected to provide access to the full proxy materials over the Internet and have provided our stockholders with instructions on how to access the proxy materials in the Notice that you received. Rules adopted by the Securities and Exchange Commission (the “SEC”) allow us to provide access to our proxy materials over the Internet. All stockholders will have the ability to access the proxy materials on the website at www.proxyvote.com or may request a printed set of the proxy materials. Instructions on how to access the proxy materials or to request a printed copy may be found in the Notice. We intend to furnish the Notice to all stockholders of record entitled to vote at the Annual Meeting on or about September 24, 2025.
What matters will be voted upon at the Annual Meeting?
The only matters we currently expect will be voted on at the Annual Meeting are the following proposals, which are described in this proxy statement:
1.	the election of six directors to the Board;
2.	a non-binding, advisory vote on the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accountants for the fiscal year ending June 30, 2026;
3.	a non-binding, advisory vote on the compensation paid to our named executive officers as described in this proxy statement; and
4.	a non-binding, advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers.
What if other matters come up at the Annual Meeting?
If other matters are properly presented at the Annual Meeting, the holders of any proxies you have properly submitted will vote your shares in their discretion.
How many shares must be present to convene the Annual Meeting?
We will convene the Annual Meeting if stockholders representing the required quorum of shares of common stock either sign and return a proxy card or voting instruction form, vote through the Internet or by telephone, or attend the meeting in person. A majority of the shares of our issued and outstanding common stock entitled to vote at the Annual Meeting present in person or represented by proxy will constitute a quorum. If you sign and return a proxy card or voting instruction form or vote through the Internet or by telephone, your shares will be counted in determining whether a quorum is present at the Annual Meeting even if you abstain from voting on any of the proposals. In addition, if you hold your shares in street name (i.e., through a broker, bank or other nominee), your shares may also be counted for purposes of determining whether a quorum is present at the Annual Meeting even if you do not submit voting instructions to your broker. See “How are broker non-votes treated?” below.
How are broker non-votes treated?
If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker has authority under New York Stock Exchange rules applicable to brokers to vote your shares in its discretion on certain “routine” matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal 2 relating to the ratification of the appointment of our independent registered public accountants is considered a “routine” matter. Accordingly, your shares may be voted on Proposal 2 if they are held in the name of a broker, even if you do not provide the broker with voting instructions. Proposal 1 relating to the election of six directors to the Board and Proposals 3 and 4 relating to the advisory vote on compensation of our named executive officers and the frequency of future advisory votes on compensation of our named executive officers, respectively, are considered “non-routine” matters. Therefore, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker and your broker exercises its discretion to vote on Proposal 2, your shares will be counted as present and entitled to vote for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of Proposals 1, 3 and 4 at the Annual Meeting.

What vote is required to elect a director?
For Proposal 1, you may vote “FOR” or “AGAINST” each director nominee, or you may abstain from voting. A director nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. In other words, the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that nominee’s election. For purposes of the election of directors, abstentions and broker non-votes will not be treated as votes cast and will not be counted in determining the outcome of a director’s election. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.
What happens if a majority of the votes cast are not voted in favor of a director nominee?
Pursuant to the procedures established by the Corporate Governance and Nominating Committee of the Board, each incumbent director has submitted to the Chair of the Corporate Governance and Nominating Committee in writing such director’s irrevocable resignation which will be effective upon (1) the failure of such director to receive the required vote at any annual or special meeting at which such director is nominated for re-election and (2) Board acceptance of the resignation. If a nominee fails to receive a majority of the votes cast in the director election, the Corporate Governance and Nominating Committee will make a recommendation to the Board whether to accept or reject the director’s resignation and whether any other action should be taken. If a director’s resignation is not accepted, that director will continue to serve until our next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal. If the Board accepts the director’s resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.
What is the required vote for approval of Proposals 2, 3 and 4?
For each of Proposals 2 and 3 you may vote “FOR” or “AGAINST,” or you may abstain from voting. Approval of Proposals 2 and 3 will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. For purposes of Proposals 2 and 3 abstentions will be treated as shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting, so abstaining will have the same effect as voting against the proposal. For Proposal 4, you may vote “1 Year,” “2 Years,” “3 Years,” or “Abstain.” For purposes of Proposal 4, the voting frequency option that receives the most votes will be considered the recommendation of the stockholders, which the Board will take under advisement. Broker non-votes will not be counted in determining the outcome of Proposals 3 and 4. There are not expected to be any broker non-votes on Proposal 2. See “How are broker non-votes treated?” above.
How do I vote?
The procedures for voting are described below, based upon your form of ownership.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.
If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy using a proxy card (if you received a printed copy of the proxy materials), through the Internet or by telephone. The procedures for voting by proxy are as follows:
•
To vote by proxy using a proxy card, complete, sign and date your proxy card and return it promptly. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you choose to submit your proxy by mail.

•
To vote by proxy through the Internet, go to www.proxyvote.com and follow the instructions provided. Please have your Notice or proxy card in hand when accessing the website, as it contains a control number required to vote.

•
To vote by proxy over the telephone, dial the toll-free phone number listed on your Notice or proxy card using a touch-tone phone and follow the recorded instructions. Please have your Notice or proxy card in hand when calling, as it contains a control number required to vote.

If you hold shares as a stockholder of record and choose to vote by mail, your proxy card must be received before the commencement of voting at the Annual Meeting. If you choose to vote your shares electronically via the Internet or by telephone, your vote by proxy must be received prior to 11:59 p.m. Eastern time on November 3, 2025, the day before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, the organization that holds your shares should have forwarded you a voting instruction form with these proxy materials. To ensure that your vote is counted, please follow the instructions provided by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee in whose name the shares are registered.
How does the Board recommend that I vote?
The Board recommends that you vote your shares “FOR” each of the nominees for election to the Board named in Proposal 1, “FOR” Proposals 2 and 3, and “1 Year” for Proposal 4.
Can I change my vote after I submit my proxy?
Yes. If you are a stockholder of record, you can change your vote at any time before the vote on a proposal by:
•	executing or authorizing, dating and delivering to us a new proxy through the Internet, by telephone or mail prior to the Annual Meeting;
•	giving us a written notice revoking your proxy card; or
•	attending the Annual Meeting and voting your shares in person.
Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you. We will honor the proxy card or authorization with the latest date.
You may send your proxy revocation notice to Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618, Attention: Corporate Secretary. Any proxy revocation notice mailed to Lantronix must be received by our Corporate Secretary on or before 11:59 p.m. Eastern time on November 3, 2025.
If you hold your shares through a broker, bank or other nominee, you must follow the directions and comply with the deadlines received from such broker, bank or other nominee to change any previously submitting voting instructions.
Can I vote in person at the Annual Meeting rather than by authorizing a proxy holder?
Yes. Although we encourage you to complete and return a proxy card or voting instruction form (if you received a printed copy of the proxy materials) or to vote through the Internet or by telephone to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person even if you have submitted a proxy card or voting instruction form or voted through the Internet or by telephone. Voting at the Annual Meeting will have the effect of revoking any prior proxy given by you. If you are a beneficial owner and you want to vote in person at the Annual Meeting, you must first obtain a legal proxy from your broker, bank or other nominee in whose name the shares are registered.
How will my shares be voted?
Any proxy that you properly submit and that is not revoked will be voted as you direct. If you are a stockholder of record and you indicate when voting through the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the persons you designated as proxy holders will vote your shares:
•	“FOR” the election of each of the six nominees for director;
•	“FOR” the proposal to ratify, on a non-binding, advisory basis, the appointment of Baker Tilly US, LLP as our independent registered public accountants for the fiscal year ending June 30, 2026;
•	“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as described in this proxy statement; and
•	“1 Year,” on a non-binding, advisory basis, as the frequency of future advisory votes on the compensation paid to our named executive officers;

In the event any director nominee is unable or unwilling for good cause to serve as a director if elected at the Annual Meeting (which is not anticipated), the persons you designate as proxyholders will vote for the election of such person or persons as may be designated by the present Board or the Board may reduce the number of directors on the Board, consistent with the terms of any applicable agreements (see “Corporate Governance and Board Matters—Cooperation Agreements” below). As to any other business or matters which might otherwise properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. We do not presently know of any such other business.
I share an address with another stockholder and we received only one Notice or paper copy of the proxy materials. How may I obtain an additional Notice or copy of the proxy materials?
If you share an address with another stockholder, you will receive only one Notice or set of proxy materials unless you have provided instructions to the contrary. We will promptly deliver, upon oral or written request, a separate Notice or copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you wish to receive a separate Notice or set of proxy materials, please send your request to: Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618, Attention: Corporate Secretary, or contact our Corporate Secretary by phone at (949) 453-3990. You may also contact us if you received multiple Notices or copies of the proxy materials and would prefer to receive a single Notice or copy in the future.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?
Stockholder Proposals Under Rule 14a-8. In order for a stockholder proposal to be eligible for inclusion in our proxy statement under SEC rules for the 2026 Annual Meeting of Stockholders, the written proposal must be received by our Corporate Secretary at our offices no later than the close of business on May 27, 2026 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals should be addressed to: Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618, Attention: Corporate Secretary.
Stockholder Proposals Under the Company’s Amended and Restated Bylaws. Currently, our Amended and Restated Bylaws (the “Bylaws”) provide that, in order for a stockholder proposal to be submitted at the 2026 Annual Meeting of Stockholders, including nominations for candidates for election as directors, written notice to our Corporate Secretary of such proposal must be received at our principal executive offices:
•	not earlier than July 7, 2026; and
•	not later than August 6, 2026.
If the date of the 2026 Annual Meeting of Stockholders is moved more than 30 days before or 70 days after the first anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 under the Exchange Act, must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:
•	70 days prior to the meeting; and
•	10 days after public announcement of the meeting date.
Our Bylaws require that a stockholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be entertained at the 2026 Annual Meeting of Stockholders. Stockholders should contact the Corporate Secretary in writing at 48 Discovery, Suite 250, Irvine, California 92618, to obtain additional information as to the proper form and content of stockholder nominations or proposals.
In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 Annual Meeting of Stockholders must deliver written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act no later than September 5, 2026. If we change the date of our 2026 Annual Meeting of Stockholders to a date that is more than 30 calendar days from the first anniversary of this year’s Annual Meeting, the written notice must be received by the later of the 60th day prior to our 2026 Annual Meeting of Stockholders, or the 10th day following the day on which we publicly announce the date of our 2026 Annual Meeting of Stockholders. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.

The stockholder proposal submission requirements set forth in our Bylaws are independent of, and in addition to, the notice requirements under Rule 14a-8, as discussed above, for inclusion of a stockholder proposal in our proxy materials.
Who pays for this proxy solicitation?
The Company does. In addition to sending you these proxy materials, some of our employees may contact you by mail, telephone, facsimile, email or personal solicitation. None of these employees will receive any extra compensation for doing this. We will, at our expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.
Where can I find voting results of the Annual Meeting?
The Company will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Guidelines
The Board has established Corporate Governance Guidelines that it follows in matters of corporate governance, which are available on our website at www.lantronix.com, under the “About Us - Investor Relations” section.
The following includes a summary of our Corporate Governance Guidelines and additional information regarding our Board.
Nomination of Director Candidates
The Corporate Governance and Nominating Committee considers candidates for Board membership and recommends director nominees to the Board for consideration and approval. There are no specific minimum qualifications that a director must possess to be nominated. However, the Corporate Governance and Nominating Committee assesses the appropriate skills and characteristics of a nominee based on the size and composition of the existing Board, and based on the nominee’s qualifications, such as: independence from management; depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to the Company’s business; education and professional background; judgment, skill, integrity and reputation; existing commitments to other businesses as a director, executive or owner; personal conflicts of interest, if any; and diversity of skills, backgrounds, experiences and other qualifications, to meet the Company’s ongoing needs. For more information, see below under the caption “Criteria for Director Nominees.”
Cooperation Agreements
We entered into a cooperation agreement (the “180 Degree Agreement”) with 180 Degree Capital Corp. (“180 Degree Capital”), dated August 9, 2024, pursuant to which we agreed, among other things, to take all necessary action to nominate Narbeh Derhacobian and Kevin Palatnik for election to the Board at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and recommend, support and solicit proxies for the election of Mr. Derhacobian and Mr. Palatnik at the 2024 Annual Meeting in the same manner as for our other nominees at the 2024 Annual Meeting. We provided notice to 180 Degree Capital prior to the expiration of the initial term of the 180 Degree Agreement that we had irrevocably offered Mr. Derhacobian and Mr. Palatnik to re-nominate them for the Annual Meeting and recommend, support and solicit proxies for their election at the Annual Meeting in the same manner as for our other nominees at the meeting, and the term of the 180 Degree Agreement has consequently been extended until the date that is the earlier of the date that is fifteen days prior to the deadline for the submission of stockholder nominations for our 2026 (or such later year in the case of successive renewals) annual meeting of stockholders and the date that is one hundred twenty days prior to the first anniversary of our 2025 Annual Meeting (or such later year in the case of successive renewals) if we notify 180 Degree Capital ten days prior to the currently scheduled termination date that, unless both of Mr. Derhacobian and Mr. Palatnik (or any replacement appointees, if applicable) resign from the Board prior to the currently scheduled termination date, in which event we will not be obligated to re-nominate, recommend, support or solicit proxies for them and the term of the 180 Degree Agreement will end on the currently scheduled termination date.
If either Mr. Derhacobian or Mr. Palatnik is unable or unwilling to serve as a director for any reason, resigns as a director or is removed as a director during the term of the 180 Degree Agreement, the agreement includes certain procedures for the parties to identify and appoint a replacement person or persons. Our obligations with respect to the appointment of any replacement appointees are subject, among other things, to 180 Degree Capital beneficially owning at least 1% of our then outstanding common stock at that time. The 180 Degree Agreement includes customary standstill obligations and mutual non-disparagement provisions and a voting commitment by 180 Degree for the duration of the agreement. During the term of the agreement, the size of the Board shall be no greater than six members except with the approval of the Board which includes the approval or abstention of both Mr. Derhacobian and Mr. Palatnik (or any replacement appointees, if applicable).
This summary description of the 180 Degree Agreement is not complete and is qualified in its entirety by reference to the full text of the 180 Degree Agreement, which stockholders can access under Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 12, 2024.
We have also entered into a cooperation agreement (the “Chain of Lakes Agreement”) with Chain of Lakes Investment Fund, LLC, Haluk L. Bayraktar, and Emre Aciksoz (collectively the “Shareholder Group”), dated June 24, 2025, pursuant to which we agreed, among other things, to appoint James C. Auker to the Board, and recommend, support and solicit proxies for the election of the Mr. Auker at the Annual Meeting in the same manner as for our other nominees.

Mr. Auker has indicated his willingness to serve as a director if elected and we have no reason to believe that Mr. Auker will be unable or unwilling for good cause to serve if elected. However, if Mr. Auker is unable or unwilling to serve as a director for any reason, resigns as a director or is removed as a director during the term of the Chain of Lakes Agreement, the agreement includes certain procedures for the parties to identify and appoint a replacement person. Our obligations with respect to the appointment of any replacement appointee are subject, among other things, to the Shareholder Group beneficially owning at least 1% of our then outstanding common stock at such time.
The Chain of Lakes Agreement includes customary standstill obligations and mutual non-disparagement provisions and a voting commitment by Chain of Lakes for the duration of the agreement. The agreement also requires us to engage an investment bank or financial advisor to assist the Board in evaluating strategic alternatives but does not obligate us to pursue or consummate any transaction.
The initial term of the Chain of Lakes Agreement will end on the earlier of the date that is fifteen days prior to the deadline for the submission of stockholder nominations for our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) and the date that is one hundred twenty days prior to the first anniversary of the Annual Meeting, provided, however, that the term of the Chain of Lakes Agreement will be extended until the date that is the earlier of the date that is fifteen days prior to the deadline for the submission of stockholder nominations for our 2027 (or such later year in the case of successive renewals) annual meeting of stockholders and the date that is one hundred twenty days prior to the first anniversary of our 2026 Annual Meeting (or such later year in the case of successive renewals) if we notify the Shareholder Group ten days prior to the originally scheduled termination date that we have irrevocably offered Mr. Auker (or any replacement appointee, if applicable) to re-nominate him for our 2026 Annual Meeting and recommend, support and solicit proxies for his election at our 2026 Annual Meeting in the same manner as for our other nominees at that meeting, unless Mr. Auker (or any replacement appointee, if applicable) resigns from the Board prior to the originally scheduled termination date, in which event we will not be obligated to re-nominate, recommend, support or solicit proxies for him and the term of the Chain of Lakes Agreement will end on the originally scheduled termination date.
This summary description of the Chain of Lakes Agreement is not complete and is qualified in its entirety by reference to the full text of the Chain of Lakes Agreement, which stockholders can access under Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on June 30, 2025.
Arrangements with Directors or Executive Officers
Other than the nominations of Messrs. Auker, Derhacobian, and Palatnik for election to the Board at the Annual Meeting and voting obligations pursuant to the 180 Degree Agreement and Chain of Lakes Agreement (as applicable) as described above, no arrangement or understanding exists between any of our directors or executive officers and any other person, pursuant to which any of them were selected as our director or executive officer.
Board Composition; Director Independence
Our Board currently consists of six directors: James Auker, Saleel Awsare, Sailiesh Chittipeddi, Narbeh Derhacobian, Kevin Palatnik, and Hoshi Printer.
Our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence set forth under applicable securities laws, including applicable rules and regulations of the SEC and applicable listing standards of the Nasdaq Stock Market (“Nasdaq”). The Nasdaq listing standards provide that an independent director is one who the Board affirmatively determines is free of any relationship that would interfere with that individual’s exercise of independent judgment. Our Board has reviewed the relationships between the Company, including our subsidiaries and affiliates, and each Board member. Based on its review, the Board has affirmatively determined that Messrs. Auker, Chittipeddi, Derhacobian, Palatnik and Printer currently have no relationships that would interfere with their exercise of independent judgment and that each of them is “independent” in accordance with applicable listing standards of Nasdaq. The Board previously determined that Jason Cohenour, Phu Hoang and Christa Steele, who served as directors during fiscal 2025 until our 2024 Annual Meeting, and Philip Brace, who served as director during fiscal 2025 until February 5, 2025, were independent directors in accordance with the applicable listing standards of Nasdaq during their respective periods of service on the Board.
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board will appoint a Chairman of the Board with the approval of a majority of the directors then in office or as otherwise provided in our Bylaws. While any director (including the Chief Executive Officer or other management director) is eligible for appointment as the Chairman of the Board, the Board’s current preferred governance structure is to have an independent director serve as Chairman of the Board. If, however, the positions of Chairman of the Board and Chief Executive Officer are held by the same person, our Corporate Governance Guidelines provide that one of our independent directors will be designated by a majority of the independent directors to serve as our Lead Independent Director. The Board is currently led by Mr. Printer, our independent Chairman of the Board, a position separate from our Chief Executive Officer and President. Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.
Risk Oversight
While our management has primary responsibility for identifying and mitigating risks, the Board has overall responsibility for oversight of such risks, with a focus on the most significant risks facing the Company. At least annually, management and the Board jointly review our strategic goals and associated risks. Throughout the year, the Board and the committees to which the Board has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.
The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:
•
The Audit Committee oversees our risk policies and processes relating to financial statements and financial reporting, as well as cybersecurity, investment, capital structure and compliance risks, and the guidelines, policies and processes for monitoring and mitigating those risks.

•	The Compensation Committee oversees risks associated with our incentive plans, the compensation of executive management, and the effect the compensation structure may have on business decisions.
•	The Corporate Governance and Nominating Committee oversees risks related to our governance structure and the evaluation of individual Board members and committees.
The Board’s risk oversight process builds upon management’s enterprise-wide risk assessment and mitigation processes, which include ongoing monitoring of various material short-, intermediate- and long-term risks including those associated with long-term strategy and business operations, regulatory and legal compliance and financial reporting.
Our Board believes that the processes it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on our leadership structure described under “Board Leadership Structure” above.
Meetings of the Board
During fiscal 2025, the Board held 15 meetings. Each director attended 100% of the meetings of the Board held during the period of his or her tenure in fiscal 2025.
Executive Sessions
Although the Chief Executive Officer and other members of senior management are invited to attend meetings of the Board, the members of the Board meet in executive sessions, without executive management present, in conjunction with each of the regularly scheduled meetings of the Board and in special meetings at the discretion of the Board members. Each committee of the Board also meets in executive sessions without executive management present in regularly scheduled meetings and in special meetings at the discretion of the committee members. In addition, the Audit Committee meets quarterly in separate executive sessions with our independent registered public accounting firm and with our Chief Financial Officer.
Director Attendance at Annual Stockholder Meetings
Under our Corporate Governance Guidelines, our directors are expected to attend our annual meetings of stockholders. All of our then-current directors attended the 2024 Annual Meeting of Stockholders, held on November 5, 2024, except for those not standing for reelection (Jason Cohenour, Phu Hoang and Christa Steele).
Committees of the Board
To facilitate independent director review and to make the most effective use of our directors’ time and capabilities, the Board has established the following standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The responsibilities of each committee are set forth in a written charter, each of which has been approved by the Board. Each standing committee reviews and assesses the adequacy of its charter on an annual basis. Each such charter is available under the “Investors – Board of Directors – Committee Charters” section of our website at www.lantronix.com. The Board is permitted to establish other committees from time to time as it deems appropriate.
Current committee membership and the number of meetings of each committee in fiscal 2025 are shown in the table below. Mr. Awsare is not a member of any committee. Each of the current directors attended 100% of the meetings held by each committee of the Board on which he served during the period of his tenure in fiscal 2025.

	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee
James Auker	Member	—	—
Sailesh Chittipeddi	—	Member	Chair
Narbeh Derhacobian	—	Member	Member
Kevin Palatnik	Member	Chair	Member
Hoshi Printer	Chair	—	—
Number of Fiscal 2025 Meetings	4	6	7

Audit Committee
The Audit Committee is composed of three directors, each of whom is independent in accordance with applicable rules of Nasdaq and meets the Nasdaq financial literacy requirements for audit committee service. In addition, the Board has determined that each member of the Audit Committee meets the enhanced independence requirements under the Exchange Act and that Mr. Printer is an “audit committee financial expert” as defined under the rules of the SEC.
The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our independent registered public accounting firm, risk assessment and risk management, cybersecurity, and finance and accounting functions. The Audit Committee also appoints, retains, terminates, determines compensation for, and oversees our independent registered public accounting firm, reviews the scope of the audit by our independent registered public accounting firm, and reviews the effectiveness of our accounting and internal control functions. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, accounting or other advisers as the Audit Committee deems necessary to carry out its duties.
In addition, the Audit Committee assists the Board in overseeing the implementation and monitoring of the effectiveness of our Code of Business Conduct and Ethics Policy (“Code of Conduct”). The Audit Committee also reviews, with our management and our independent registered public accounting firm, our policies and procedures with respect to risk assessment and risk management relating to financial statements and financial reporting, as well as cybersecurity, investment, capital structure and compliance risk, and the guidelines, policies and processes for monitoring and mitigating those risks. The Audit Committee is also responsible for the review and approval of related party transactions. The Audit Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate.
Compensation Committee
The Compensation Committee is composed of three directors, each of whom is independent as the term is defined within the Nasdaq listing standards for compensation committee service. The Board has determined that each of the members of the Compensation Committee meets the enhanced independence requirements of Nasdaq and is a “non-employee director” as that term is defined under Rule 16b-3 of the Exchange Act.
The Compensation Committee determines our overall policies on compensation and the compensation of our Chief Executive Officer and other executive officers. In addition, the Compensation Committee administers our equity incentive plans and reviews the philosophy and policies behind, and any material risks created by, the salary, bonus and equity compensation arrangements for all employees. The Compensation Committee also makes recommendations to the Board with respect to amendments to our equity incentive plans. The Compensation

Committee also reviews and recommends to the Board the compensation of directors. The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate.
The Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, compensation, accounting or other advisers as the Compensation Committee deems necessary to carry out its duties. For fiscal 2025, the Compensation Committee retained Compensation Strategies, Inc. (“Compensation Strategies”) to assist in a review of our executive compensation program, our non-employee director compensation program, and the executive and non-employee director compensation practices at a peer group of companies. As described further under “Executive Compensation - Independent Compensation Consultants” below, the Compensation Committee has assessed the independence of Compensation Strategies and has concluded that its engagement of Compensation Strategies does not raise any conflict of interest with the Company or any of its directors or executive officers. No other compensation consultants were retained for fiscal 2025.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is composed of three directors, each of whom is independent as the term is defined within the Nasdaq listing standards.
The Corporate Governance and Nominating Committee makes recommendations to the Board regarding candidates for election as directors and is otherwise responsible for matters relating to the nomination of directors, including evaluating the “independence” of directors and director nominees against the independence requirements of the Nasdaq listing standards, SEC rules and other applicable laws. The Corporate Governance and Nominating Committee assists with the structure and membership of Board committees.
The Corporate Governance and Nominating Committee reviews our corporate governance policies and procedures and recommends to the Board changes it deems appropriate. The Corporate Governance and Nominating Committee also oversees the annual Board and committee self-assessment and director performance evaluation process. The Corporate Governance and Nominating Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate.
Criteria for Director Nominees
The Board believes that it should be composed of directors with complementary backgrounds and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their respective fields and have the ability to quickly grasp complex principles of business, finance and technology. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders.
When considering a candidate for director, the Corporate Governance and Nominating Committee takes into account a number of factors, including the following:
•	Education and professional background;
•	Depth of understanding in technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to our business;
•	Judgment, skill, integrity and reputation;
•	Existing commitments to other businesses, whether as a director, executive or owner;
•	Independence from management;
•	Personal conflicts of interest, if any; and
•	The size and composition of our existing Board.
The Board is primarily focused on evaluating a nominee’s expected contribution to the skills, background, experiences and perspectives, given the then-existing composition of the Board as a whole. In considering the overall composition of the Board, the Board places importance on having directors with executive-level experience in technology companies.
When seeking candidates for director, the Corporate Governance and Nominating Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the Corporate Governance and Nominating Committee may use the services of a third-party search firm to assist in the identification and review of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Corporate Governance and Nominating Committee will interview that candidate if it believes the candidate might be suitable. The Corporate Governance and Nominating Committee may also ask the candidate to meet with other members of the Board and with management. If the Corporate Governance and Nominating Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s appointment or election. The Corporate Governance and Nominating Committee applies the same standards of review to all prospective candidates for director, regardless of who brings them to the Corporate Governance and Nominating Committee’s attention.
Director Time Commitments
While we do not limit the number of public company boards on which our directors are permitted to serve, our Corporate Governance Guidelines require that directors be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. All directors are required to advise the Chairman of the Board, or the Lead Independent Director, if applicable, in advance of accepting an invitation to serve on the Board of another public company and are expected not to accept the invitation if it would materially interfere with the director’s responsibilities as a member of the Board.
Code of Conduct and Complaint Procedures
We have adopted a Code of Conduct that applies to all of our directors, officers and employees. The Code of Conduct helps our directors, officers and employees understand and adhere to the high ethical standards expected by the Company. The Code of Conduct is posted under the “Investors – Corporate Governance” section of our website at www.lantronix.com. To the extent required by SEC and Nasdaq rules, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors on our website at www.lantronix.com.
Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chair of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.
As described in the Code of Conduct, we also maintain a whistleblower phone hotline to permit the reporting of violations or suspected violations of the Code of Conduct, anonymously if desired, to our legal department or Audit Committee, as appropriate.
Insider Trading Policy/Hedging Prohibition
We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers and employees, as well as by the Company. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and applicable listing standards. Among other things, our Insider Trading Policy prohibits directors, officers, and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. To limit the likelihood of trading at times when there is a significant risk of insider trading exposure, we have instituted quarterly trading blackout periods and may establish additional trading blackout periods as needed. Our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
No Legal Proceedings
There are no legal proceedings related to any of our directors or executive officers which must be disclosed pursuant to applicable SEC regulations.
Stockholder Communications with the Board
Our Board provides a process for stockholders and other interested parties to communicate with our Board or any individual Board member. Stockholders who wish to communicate with the Board can write to the Company’s Corporate Secretary at Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618 or by email at secretary@lantronix.com.

Communications will be distributed to the Board, or to individual directors as appropriate, depending on the facts and circumstances outlined in the communication. The Board has instructed the Corporate Secretary to review all correspondence and to determine, in his or her discretion, whether matters submitted are appropriate for Board consideration. In particular, the Board has directed that communications, such as product or commercial inquiries or complaints, resumes and other job inquiries, surveys and general business solicitations or advertisements, should not be forwarded to the Board. In addition, material that is unduly hostile, threatening, illegal, patently offensive or similarly inappropriate or unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any director upon request.
Compensation of Non-Employee Directors
Directors who are also employees of the Company are not paid any fees or remuneration for their service on the Board or on any Board committee. In fiscal 2025, we provided the annual compensation described below to directors who are not employees of the Company or any of our subsidiaries (“non-employee directors”). Mr. Awsare, our Chief Executive Officer, was the only director who was also an employee of the Company.
Cash Compensation
Under our Non-Employee Director Compensation Policy, each non-employee director is entitled to receive the following cash compensation for board services, as applicable:
•	$50,000 annual retainer for service as a Board member;
•	$35,000 additional annual retainer for service as Chairman of the Board; and
•
$15,000 additional annual retainer for service as Chair of the Audit Committee, $10,000 additional annual retainer for service as Chair of the Compensation Committee and $10,000 additional annual retainer for service as Chair of the Corporate Governance and Nominating Committee.

Under the Non-Employee Director Compensation Policy, directors are not paid fees for service as members on any of our standing committees, apart from the Chair fees discussed above. Further, directors are not paid meeting fees, except that (1) each non-employee director will be paid a meeting fee of $1,000 for each Board meeting attended in person or by telephone in excess of 12 meetings during the fiscal year; and (2) each non-employee director will be paid a meeting fee of $1,000 for attending in person or by telephone each meeting of a standing committee of which he or she is a member in excess of 12 meetings per committee during the fiscal year.
Equity Award Program
Under our Non-Employee Director Compensation Policy, each of the non-employee directors elected at our annual meeting of stockholders each year will receive an award of restricted stock units (“RSUs”), with the number of RSUs for each grant to be determined by dividing $75,000 by the average of the closing prices of a share of our common stock for the last 30 trading days of the fiscal quarter preceding the fiscal quarter in which the grant is made, rounded to the nearest whole share. Each such RSU award will be scheduled to vest 50% six months after the grant date and the remaining 50% on the earlier of the first anniversary of the grant date and the day immediately preceding the next annual meeting of stockholders.
If a non-employee director is appointed to the Board other than at the time of an annual meeting of stockholders, the director will receive an initial award of RSUs with a value as of the grant date of $75,000, applying the methodology described above and pro-rated based on the period of the director’s service on the Board during the one-year period following the last annual meeting. This initial award will be scheduled to vest in two installments on the same vesting dates as the annual awards granted to non-employee directors at the last annual meeting (with the RSUs subject to the award allocated proportionately between the two vesting dates based on the director’s period of service on the Board), or if the initial award is granted more than six months after the last annual meeting, the award will be scheduled to vest in one installment on the earlier of the first anniversary of the date of the last annual meeting and the day immediately preceding the next annual meeting.
If a change in control of the Company occurs, all annual and initial grants of RSUs to non-employee directors that are then outstanding will vest in full upon (or immediately prior to) the closing of the transaction.
The Board, upon recommendation of the Compensation Committee, may change the terms of our director compensation program from time to time.

Reimbursements
Under the Non-Employee Director Compensation Policy, non-employee directors will be reimbursed for reasonable out of pocket expenses, including travel expenses incurred to attend meetings, up to a maximum of $2,000 per meeting requiring travel.
Non-Employee Director Compensation Table
The table below sets forth the compensation earned by our non-employee directors during fiscal 2025. The compensation paid to Mr. Awsare, who was employed by us and served on the Board during fiscal 2025, is presented below in the Summary Compensation Table and the related explanatory tables. Directors who are also officers or employees of the Company or its subsidiaries receive no additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
Philip G. Brace(3)	45,000	73,692	—	1,267	119,959
Sailesh Chittipeddi(4)	—	33,827	—	779	34,606
Jason W. Cohenour(5)	42,500	—	—	3,104	45,604
Narbeh Derhacobian(6)	33,325	73,692	—	1,337	108,354
Phu Hoang(7)	30,000	—	—	—	30,000
Kevin Palatnik(8)	42,492	73,692	—	2,271	118,456
Hoshi Printer	85,500	73,692	—	7,336	166,529
Christa Steele(9)	25,000	—	—	2,100	27,100

(1)
The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 6 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K, which was filed with the SEC on August 29, 2025. These values differ slightly from the values used to determine the number of RSUs subject to each award because the FASB ASC Topic 718 grant date fair values are determined taking into account the closing price of a share of our common stock on the date of grant while the values used to determine the number of RSUs subject to each award are determined using an average of the closing prices of our common stock over the last 30 trading days of the last complete fiscal quarter before the grant date.

(2)
In accordance with our Non-Employee Director Compensation Policy described above, following the Company’s 2024 Annual Meeting of Stockholders, Messrs. Brace, Derhacobian, Palatnik, and Printer were each awarded 19,599 RSUs.

(3)	Mr. Brace resigned from the Board effective February 5, 2025.
(4)	Mr. Chittipeddi was appointed to the Board effective May 6, 2025.
(5)	Mr. Cohenour did not stand for re-election at the 2024 Annual Meeting.
(6)	Mr. Derhacobian was elected at the 2024 Annual Meeting.
(7)	Mr. Hoang did not stand for re-election at the 2024 Annual Meeting.
(8)	Mr. Palatnik was elected at the 2024 Annual Meeting.
(9)	Ms. Steele did not stand for re-election at the 2024 Annual Meeting.

Outstanding Non-Employee Director Equity Awards at 2025 Fiscal Year End
The following table shows the total number of RSUs outstanding, and total number of shares of our common stock subject to outstanding stock options, as of June 30, 2025 for each person who served as a non-employee director during fiscal 2025:

Name	RSUs Outstanding (#)	Option Awards Outstanding (#)
Philip G. Brace	—	—
Sailesh Chittipeddi	13,751
Jason W. Cohenour	—	—
Narbeh Derhacobian	9,800	—
Phu Hoang	—	—
Kevin Palatnik	9,800	—
Hoshi Printer	9,800	—
Christa Steele	—	—

Director Stock Ownership Requirements
The Board encourages its members to acquire and hold stock in the Company to link the interests of the directors to the stockholders. The Board has adopted stock ownership guidelines for the non-employee directors of the Company. Under the guidelines, our non-employee directors are each expected to own shares of our common stock with a value equal to three times the annual cash retainer for such director. Progress toward the achievement of these ownership guidelines is based on shares purchased in the open market, or acquired through option exercises or vesting of RSUs. The value of the shareholdings is based on the greater of (1) the closing price of a share of our common stock as of the most recent fiscal year end, or (2) the acquisition value of the shares, determined based upon the purchase price for open market purchases and the fair market value of shares on the date of issuance in the case of shares issued upon the exercise of stock options or settlement of RSUs. The guidelines provide that non-employee directors are expected to establish the minimum ownership levels within five years of adoption of the guidelines or within five years of appointment as a new non-employee director of the Company. Neither the Board nor the Compensation Committee has established stock ownership guidelines for members of the Board who are employees of the Company. All of our current non-employee directors either satisfy the applicable level of share ownership under the guidelines or are within the five-year compliance period.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently consists of six directors: James Auker, Saleel Awsare, Sailesh Chittipeddi, Narbeh Derhacobian, Kevin Palatnik and Hoshi Printer.
Pursuant to the Chain of Lakes Agreement described above, we agreed to appoint James C. Auker to the Board and recommend, support and solicit proxies for his election at the Annual Meeting in the same manner as for our other nominees. Members of the Corporate Governance and Nominating Committee and other members of the Board, including Mr. Awsare, interviewed Mr. Auker and considered the criteria described above under the caption “Criteria for Director Nominees” in evaluating the candidate as a possible nominee for director prior to our entry into the Chain of Lakes Agreement. The Corporate Governance and Nominating Committee had further discussions about the potential candidate at a committee meeting and then recommended Mr. Auker to the Board and as a director nominee for election at the Annual Meeting in connection with our entry into the Chain of Lakes Agreement. The Board, in turn, discussed and unanimously approved the Corporate Governance and Nominating Committee’s recommendation. Mr. Auker will be standing for election to the Board by our stockholders for the first time at the Annual Meeting.
The Corporate Governance and Nominating Committee has recommended to the Board, and the Board has approved, the nomination of the following six nominees for election as directors at the Annual Meeting, each to serve a one-year term until the 2026 Annual Meeting of Stockholders and until the director’s successor has been duly elected and qualified, or until the director’s earlier resignation or removal: James Auker, Saleel Awsare, Sailesh Chittipeddi, Narbeh Derhacobian, Kevin Palatnik and Hoshi Printer.
Each of the nominees presently serves as a director and has served continuously as a director since the date indicated in the nominee’s biography below. All nominees have consented to be named and have indicated their intent to serve if elected. We have no reason to believe any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any of Messrs. Derhacobian, Palatnik or Auker become unable for any reason or unwilling for good cause to serve, replacement persons will be selected pursuant to the terms of the 180 Degree Agreement and Chain of Lakes Agreement (as applicable) as described above. If any other nominee should become unable for any reason or unwilling for good cause to serve, the proxy holders will vote the proxies received by them for another person nominated as a substitute by the Board, or the Board may reduce the number of directors on the Board.
Information About the Director Nominees
The following table sets forth certain information, in each case as of September 24, 2025, concerning the nominees for director:

Name	Age	Director Since	Position With Lantronix
James Auker	54	2025	Director
Saleel Awsare	60	2023	President, Chief Executive Officer, and Director
Sailesh Chittipeddi	63	2025	Director
Narbeh Derhacobian	62	2024	Director
Kevin Palatnik	67	2024	Director
Hoshi Printer	83	2010	Director

The following is a description of the business experience, qualifications, skills and educational background of each of the director nominees, including each nominee’s relevant business experience:
James Auker
Independent Director
Career Highlights
Mr. Auker has served as a member of our Board since July 2025. Mr. Auker is a Managing Director at Harney Partners, a national corporate consulting firm, where he has served in roles including Chief Financial Officer and Chief Restructuring Officer, since March 2024. Prior to that, Mr. Auker served as Senior Business Strategist at Generational Consulting Group, a full-service mergers and acquisitions advisory firm for middle-market companies, from May 2023 to June 2024. Prior to that, he served as Chief Financial Officer of Home Products International, Inc.,

a plastics manufacturer, from July 2021 to May 2023. Mr. Auker previously served as Chief Financial Officer of Orion Drilling, LLC, a manufacturer and operator of oil and gas drilling rigs, from 2015 to 2021. Mr. Auker’s prior experience also includes senior leadership roles at Enerecap Partners, LLC, from 2012-2015, founding Partner at Highview Capital Management, from 2006 to 2012, and Senior Portfolio Manager at Ritchie Capital Management from 2000 to 2006.
Skills and Qualifications
Mr. Auker brings more than two decades of experience as a finance professional with expertise in executive management, corporate finance, valuation, and investment and portfolio management, including prior roles as chief financial officer.
Saleel Awsare
President, Chief Executive Officer & Director
Career Highlights
Mr. Awsare has served as a member of our Board and President and Chief Executive Officer since November 2023. Mr. Awsare served as Senior Vice President and General Manager of the Enterprise and Mobile Division of Synaptics Incorporated (“Synaptics”), a developer of human interface hardware and software, from September to November 2023. Prior to that, Mr. Awsare served as Senior Vice President and General Manager of the PC and Peripherals Unit of Synaptics from August 2020 to September 2023; Senior Vice President and General Manager of Synaptics’s IoT Division from April 2019 to July 2020; and Senior Vice President of Corporate Marketing & Investor Relations at Synaptics from October 2018 until April 2019. Prior to joining Synaptics as Corporate Vice President and General Manager of Audio & Imaging Products in August 2017, Mr. Awsare was President of Conexant Systems, LLC, a software developer and fabless semiconductor company, from March 2016 until Conexant’s acquisition by Synaptics in August 2017, and Conexant’s Senior Vice President & General Manager of Audio & Imaging from April 2012 to March 2016. Prior to joining Conexant, Mr. Awsare served as President of U.S. Operations and General Manager of Audio & Voice Solutions of Nuvoton Technology Corporation, a Taiwan-based semiconductor company, from December 2008 to March 2012.
Skills and Qualifications
Mr. Awsare brings a comprehensive knowledge of the enterprise, mobile and IoT markets and a demonstrated record of driving growth and profitability while serving in various management roles in technology companies.
Sailesh Chittipeddi
Independent Director
Career Highlights
Dr. Chittipeddi has served as a member of our Board since May 2025. Since March 2025, Dr. Chittipeddi has served as a Venture Partner at Novo Tellus Capital Partners, a private equity firm focused on investments in industrial and technology companies in Southeast Asia, and a member of the Board of Directors of Tessolve, a global semiconductor and system-on-chip solutions company. Dr. Chittipeddi previously held various senior roles at Renesas Electronics, a semiconductor manufacturer, including Executive Vice President of Global Operations from October 2023 to March 2025, President of Renesas Electronics America from March 2019 to January 2025, and Executive Vice President and General Manager, IoT and Infrastructure Business Unit from March 2019 to January 2024. Dr. Chittipeddi served as Executive vice President and Chief Technology Officer, Global Operations at Integrated Device Technology from March 2014 to March 2019, when it was acquired by Renesas. Previously, Dr. Chittipeddi held various senior management roles at Conexant Systems Inc., a software developer and fabless semiconductor company, including serving as President from July 2009 to April 2011, and managing Global Operations from July 2006 to April 2011. Dr. Chittipeddi’s prior experience includes serving as member of the Board of Directors at Sequans Communications from June 2022 to March 2024, Tessolve from March 2019 to December 2023, and Avalanche Technology, Inc. from March 2019 to December 2021.

Skills and Qualifications
Dr. Chittipeddi brings over two decades of executive management experience with public and private technology companies, including extensive experience in managing and scaling global operations, leading mergers, acquisitions and financial restructuring efforts, and advancing the development of innovative technologies.
Narbeh Derhacobian
Independent Director
Career Highlights
Mr. Derhacobian has served as a member of our Board since November 2024. Mr. Derhacobian has served as Chief Executive Officer and a director of GuRu Wireless, a developer of advanced multi-watt, over-the-air, wireless power transfer solutions, since April 2022. Previously, Mr. Derhacobian was President and Chief Executive Officer of Parabellum Acquisition Corp., a special purpose acquisition company, (NYSE: PRBM) from February 2021 to December 2023. He was a co-founder of Adesto Technologies (Nasdaq: IOTS), a provider of application specific semiconductors and embedded systems for IoT edge deployments and served as its President and Chief Executive Officer and as a director from January 2006 until its acquisition by Dialog Semiconductor PLC in July 2020. Mr. Derhacobian’s prior experience also includes senior management roles at Advanced Micro Devices, Inc. (Nasdaq: AMD), a multinational semiconductor company, from 1995 to 2000, where he served as engineering manager; Virage Logic Corporation (Nasdaq: VIRL), a provider of semiconductor intellectual property, from 2000 to 2004 where he served as director of engineering; Cswitch from 2004 to 2006 where he served as director of technology development; and Silicon Storage Technology, Inc. (Nasdaq: SSTI) from 1994 to 1995 where he served as senior engineer. Since January 2022, Mr. Derhacobian has served as a director of Kinara.ai, a venture backed company focused on high efficiency edge AI processors used in smart edge devices and gateways. Mr. Derhacobian previously served as director at Nanosys, a nanotechnology company that develops and manufactures quantum dot materials for display products, from 2021 to 2023.
Skills and Qualifications
Mr. Derhacobian brings over two decades of experience as a founder, director and chief executive officer in leading-edge technology companies, as well as extensive mergers and acquisitions experience with both public and private companies and significant operational experience in complex organizations serving Fortune 100 customers.
Kevin Palatnik
Independent Director
Career Highlights
Mr. Palatnik has served as a member of our Board since November 2024. Mr. Palatnik served as Executive Vice President and Chief Financial Officer of Coherent, Inc., an optical materials and semiconductor company, (Nasdaq: COHR) from February 2016 until its acquisition by II-VI Incorporated in July 2022. Prior to that, Mr. Palatnik served as the Chief Financial Officer of Audience, Inc., a provider of intelligent voice and audio solutions for mobile devices, from August 2011 until Audience’s acquisition by Knowles Corporation (NYSE: KN) in July 2015. From April 2006 to November 2010, Mr. Palatnik held various roles at Cadence Design Systems, Inc. (Nasdaq: CDNS), an electronic design automation software company, including as its Senior Vice President and Chief Financial Officer. Mr. Palatnik served as a member of the board of directors and chair of the audit committee of Adesto (Nasdaq: IOTS) from September 2015 to July 2020, and as a director and chair of the audit committee of Parabellum Acquisition Corp. (NYSE: PRBM) from September 2021 until December 2023.
Skills and Qualifications
Mr. Palatnik brings over two decades of senior financial management experience in leading-edge technology companies, including roles as chief financial officer and audit committee member.
Hoshi Printer
Independent Director

Career Highlights
Mr. Printer has served as a member of our Board since 2010. Mr. Printer’s background includes four decades of relevant general and financial management experience, including serving as Chief Financial Officer for several technology companies, including the following: Autobytel, an online automotive marketplace; Peerless Systems Corporation, an embedded imaging systems company; Neuron Data, a developer of high-end, client-server, object- and web-oriented tools; Soane Technologies, an ophthalmic and bioscience business; and Catalytica, a developer of environmental technology. From 2005 to 2010, Mr. Printer was a Chief Financial Officer consultant. His clients included Private Access, Inc., a technology company, Avamar Technologies, Inc., a provider of enterprise data storage software, and Path 1 Network Technologies, a provider of television over IP technology to broadcasters. Mr. Printer also served as the divisional Vice President of Finance for Xerox Corporation.
Skills and Qualifications
Mr. Printer brings more than 30 years of experience as a senior financial officer, director, and audit committee member across a wide range of technology companies and is qualified to serve as an audit committee financial expert.
Required Vote
A director nominee is elected to the Board if he receives the affirmative vote of a majority of the votes cast with respect to his election. In other words, the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that nominee’s election. Abstentions and broker non-votes will not be treated as votes cast and will not be counted in determining the outcome of a director’s election.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE SIX NOMINEES SET FORTH ABOVE.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee has appointed Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm for our fiscal year ending June 30, 2026. Baker Tilly was also our independent registered public accounting firm for fiscal 2025 and fiscal 2024. Representatives of Baker Tilly are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. Although we are not required to seek stockholder ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practice. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accountants any time during the year if the Audit Committee determines that the change would be in our best interests.
Fees Paid to the Principal Accountants
The following table presents the aggregate fees billed for each of the last two fiscal years for professional services rendered by Baker Tilly:

	Year Ended June 30,
Fee Category	2025 ($)	2024 ($)
Audit fees	835,000	775,000
Audit-related fees	62,045	42,000
Tax fees	105,900	128,100
All other fees	—	—
Total fees	1,002,945	945,100

Audit Fees. Consist of fees billed for professional services rendered for (i) the audit of our consolidated financial statements and review of our quarterly interim consolidated financial statements, (ii) the audit of the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and (iii) other services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. Consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” These fees were related to the audits of our 401(k) employee benefit plan, registration statement consents, and other technical attestation services.
Tax Fees. Consist of fees billed for professional services, including tax advice, tax planning, and preparation of returns relating to federal, state and international taxes.
All Other Fees. There were no fees billed by our independent registered public accountants for other services in fiscal 2025 or fiscal 2024.
Pre-Approval of Services
The Audit Committee pre-approves all audit and non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the auditor’s independence. Our Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. If our Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by our Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by our independent registered public accountants to management. The Audit Committee may delegate, and has delegated, pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Our Audit Committee pre-approved all audit, audit-related, tax and other services performed by Baker Tilly in fiscal 2024 and in fiscal 2025.

Required Vote
Approval of the non-binding, advisory proposal to ratify the appointment of Baker Tilly as our independent registered public accountants for the fiscal year ending June 30, 2026 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2026.

PROPOSAL 3
ADVISORY APPROVAL OF COMPENSATION FOR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, at the Annual Meeting, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers, which is described in the section titled “Executive Compensation” in this proxy statement. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of the Company hereby approve, on an advisory basis, the compensation paid and payable to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion set forth under the section titled ‘Executive Compensation’ in this proxy statement.”
Our executive compensation program is designed to provide a competitive level of compensation necessary to align the financial interests of our executives with those of our stockholders, to motivate our executives to achieve short-term and long-term corporate goals that the Compensation Committee believes will enhance stockholder value, and to attract and retain talented and experienced executives. In order to align executive pay with both our performance and our stockholders’ interests, a significant portion of compensation paid to our named executive officers is allocated to performance-based, short- and long-term incentive programs, to make executive pay dependent on our performance (or “at risk”), and in the case of equity awards, with the value also being dependent on changes in our stock price through the time of payment or exercise of the award. In addition, we intend that as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of that executive officer’s total compensation deemed “at risk” should increase.
We urge our stockholders to read the Executive Compensation section of this proxy statement, which more thoroughly discusses how our compensation philosophy is implemented through our compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.
We are requesting stockholder approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement, pursuant to the SEC’s compensation disclosure rules. This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the stockholder vote on this proposal when assessing any potential changes to our compensation philosophy and policies.
The Company’s current policy is to provide our stockholders with an advisory vote on the compensation paid to our named executive officers each year at the annual meeting of stockholders. It is expected that the next advisory vote following the Annual Meeting on the compensation paid to our named executive officers will be held at the 2026 Annual Meeting of Stockholders.
Required Vote
The non-binding, advisory approval of the compensation paid to our named executive officers as disclosed in this proxy statement requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal and broker non-votes will not be counted in determining the outcome of this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4
ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
The Dodd-Frank Act requires us to submit an advisory resolution to stockholders at least once every six years to determine how frequently they would like to cast a non-binding advisory vote on the compensation of our named executive officers, which we refer to as the “say-on-pay vote.” By voting on this proposal, stockholders may indicate whether they would prefer we include a “say-on-pay vote” in our proxy materials for future annual stockholder meetings (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting) once every 1, 2 or 3 years. Our current policy is to hold a “say-on-pay vote” every year.
In voting on this proposal, stockholders should mark their proxy for 1 year, 2 years, or 3 years, based on their preference as to the frequency with which a “say-on-pay vote” should be held. If you have no preference, you may abstain.
For the reasons described below, the Board recommends that our stockholders select a frequency of 1 year, or an annual “say-on-pay vote.” The Board believes that an annual “say-on-pay vote” is in alignment with our executive compensation practices, as we review the core elements of our executive compensation program annually. In addition, we are aware of the significant interest in executive compensation matters by investors and value and encourage constructive dialogue with our stockholders on these matters. An annual “say-on-pay vote” on executive compensation will allow our stockholders to provide us with their input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.
This vote is advisory and will not be binding upon the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and will take the outcome of this vote into account when determining the frequency of future “say-on-pay votes.”
Required Vote
The non-binding, advisory approval of a frequency alternative (of either 1 year, 2 years or 3 years) for future “say-on-pay votes” requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If no such frequency receives such a majority, the option receiving the greatest number of votes will be considered the recommendation of the stockholders. Abstentions and broker non-votes will have no impact on the outcome of this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF “1 YEAR” AS THE PREFERRED FREQUENCY OF ADVISORY VOTES ON OUR EXECUTIVE COMPENSATION.

EXECUTIVE COMPENSATION
The following section describes the material elements of compensation paid to our “named executive officers” and should be read together with the compensation tables and related disclosures set forth below. Our named executive officers include our principal executive officer for the fiscal year and the two other most highly compensated executive officers serving on the last day of the fiscal year. Individuals who served as named executive officers during the fiscal year but are no longer serving as executive officers at the end of the fiscal year may also need to be included as named executive officers in certain circumstances.
For fiscal 2025, our named executive officers were: Saleel Awsare, our President and Chief Executive Officer; Kurt Hoff, our Chief Revenue Officer; and Mathi Gurusamy, our Chief Product and Strategy Officer.
Executive Summary
Our compensation program is designed to drive behavior that aligns executive pay with stockholder interests through pay-for-performance outcomes consistent with the Company’s transformation and growth strategy, at levels that allow us to attract and retain high quality talent. Our executive compensation philosophy reflects a combination of rigorous performance goals and short- and long-term incentive opportunities. We engage the services of an independent outside compensation consultant in developing our executive compensation program.
The executive compensation program approved by our Compensation Committee includes the following elements:

	Pay Component	Role	Performance Metric and Description
Short Term Incentive	Base Salary	Provides a competitive fixed annual income	Reviewed annually and adjusted based on competitive market practices and individual performance	Fixed
	Annual Bonus Program	Variable cash component designed to encourage performance to annual objectives which support the long-term strategy	Payout based on Non-GAAP Net Income for fiscal 2025 Actual payout is capped at 200% of target.	Variable / At-Risk
Long Term Incentive	Performance- Based Restricted Stock Units (“PSUs”)	Aligns interest of executives with those of shareholders; provides retention value and motivates executives to build long-term shareholder value
A significant percentage of equity awards granted to named executive officers is performance-based.

Metrics for PSUs vesting based on performance in fiscal 2025 include:

•
Revenue (or Revenue Growth)
•
Non-GAAP Earnings per Share (Non-GAAP EPS) (or Non-GAAP EPS Growth)
•
Relative total shareholder return (Relative TSR)
Vesting is over 3 years.

	Time-based Restricted Stock Units (“RSUs”)	Provides retention value and motivates executives to build long-term shareholder value	Vesting is generally subject to the executive’s continued employment over a three-year period.

The Compensation Committee believes that executive compensation should be based primarily on objectively determinable factors, both for the Company on its own, as well as in comparison to peer companies. The Compensation Committee also believes that executive compensation should have a component based additionally, although not primarily, on subjective factors, such as leadership, how well each executive helps the Company achieve its strategic goals, each executive’s ability to attract, retain and develop key talent, and how each executive’s efforts contribute to enhancing the Company’s relationship and status with the investor community. The use of both objective and subjective factors, however, does not prevent the Compensation Committee from adjusting compensation up or down if, after considering all of the relevant circumstances, it believes total compensation can be structured to better serve our stockholders’ interests.
We also believe that stockholder interests are further served by other executive compensation-related practices that we follow. These practices include:
•
Long-Term Equity Incentives. All of our equity incentive awards have multi-year vesting and/or performance requirements. With the exception of new hire equity grants, a significant portion of our equity awards granted to our named executives are subject to performance-based vesting as well as continued employment, and our performance-based vesting equity awards include a relative total shareholder return measure over the entire three-year performance measurement period under the awards.

•	Majority of CEO Annual Equity Award Subject to Performance-Based Vesting Requirements. Mr. Awsare’s equity awards in fiscal 2025 consisted of 1/3 RSUs and 2/3 PSUs.
•	No Material Perks. We do not provide significant perquisites.
•	No Tax Gross-Ups. We do not pay taxes on our executives’ behalf through “gross-up” payments (including excise tax gross-up payments in connection with a change in control transaction).
•
No Single-Trigger Benefits. Our executives’ change in control arrangements have a double-trigger provision (benefits require both a change in control and termination of employment) rather than a single-trigger provision (under which benefits are triggered automatically by any change in control).

•
No Re-Pricing of Stock Options. We prohibit re-pricing of “underwater” stock options (stock options where the exercise price is below the then-current market price of our stock) without stockholder approval.

•
Clawback Policy. The Company maintains a “clawback” policy that generally requires reimbursement or cancellation of incentive-based awards or payments to current or former executive officers in certain circumstances where the amount of the award or payment was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to material noncompliance with applicable securities laws.

•
Anti-Hedging Policy. Our Stock Trading Guidelines prohibit our officers and directors from engaging in hedging transactions in relation to the Company’s stock or equity awards (including unvested equity awards) as collateral for any margin account or other form of credit arrangement.

•	Anti-Pledging Policy. Our Stock Trading Guidelines prohibit our officers and directors from pledging any Company stock that they own.
•	Stockholder Engagement. We seek annual stockholder feedback on our executive compensation program.
•	Independent Compensation Consultant. Our Compensation Committee retains an independent compensation consultant for independent advice and market data.
Compensation Philosophy and Objectives of the Compensation Program
Our executive compensation program is based on principles designed to:
•	align financial interests of executives and stockholders;
•	pay for performance; and
•	attract, motivate and retain top executive talent.
The Compensation Committee’s decisions on target compensation for specific individuals are also influenced by a variety of factors, including level of responsibility and title, Company and individual performance, peer group data, prior compensation and general business conditions.

Role of the Compensation Committee
Our Compensation Committee was appointed by the Board and consists entirely of directors who our Board has determined are independent directors under the Nasdaq listing standards and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.
Our Compensation Committee is responsible for, among other things:
•	reviewing and approving our compensation philosophy;
•	reviewing all executive compensation plans and structures, including that of our executive officers and other members of senior management;
•	reviewing the risks arising from our compensation policies;
•	approving the individual compensation paid to our executive officers and other members of senior management, including our named executive officers;
•	administering our equity incentive plans;
•	approving annual cash incentive program performance metrics as well as payouts thereunder; and
•	reviewing other executive benefit plans, including perquisites.
Our Compensation Committee also analyzes the alignment of our overall executive compensation package with our compensation philosophy and objectives.
How Compensation Decisions Are Made
The Compensation Committee annually determines the compensation levels for our executive officers by considering several factors, including competitive market data, each executive officer’s roles and responsibilities, how the executive officer is performing those responsibilities and our financial performance.
The Compensation Committee makes all decisions for the total direct compensation - that is, base salary, cash incentive awards under our incentive bonus plan, and stock-based awards - of our executive officers and other members of our senior management, including the named executive officers.
At the request of the Compensation Committee, our Chief Executive Officer and other officers may attend meetings of the Compensation Committee or meetings of our Board at which executive compensation is discussed. The Compensation Committee considers the recommendations from our Chief Executive Officer with respect to executive compensation. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in deliberation or determination with respect to his own compensation.
The Compensation Committee may also engage independent compensation consultants to assist the Compensation Committee in its duties, including providing advice regarding industry trends and benchmarking information relating to the form and amount of compensation provided to executives by companies with which we compete for executive talent and other similarly situated companies.
When considering a proposed compensation package for an executive officer, the Compensation Committee considers both the compensation package as a whole and each element of total compensation. For example, before determining officer compensation, the Compensation Committee reviews, for each executive, each element of compensation paid in the prior fiscal year, including base salary, incentive bonus, and the value of equity awards, information regarding equity awards made in prior periods, and competitive market data. The Compensation Committee uses this information to assess the overall effect and long-term implications of compensation decisions, rather than viewing individual decisions in isolation.
2024 Say-On-Pay Vote
At our 2024 Annual Meeting of Stockholders, our stockholders approved, on a non-binding, advisory basis, the compensation paid to our named executive officers described in our 2024 proxy statement. Approximately 86.9% of the votes cast on the matter were voted in favor of this “say-on-pay” approval. The Board and the Compensation Committee considered the voting results and high level of stockholder support when establishing our executive compensation programs for fiscal 2025 and implemented an executive compensation program for fiscal 2025 that was substantially similar to the program in place for fiscal 2024.

Independent Compensation Consultants
The Compensation Committee has the authority to retain independent advisors to assist it in the compensation-setting process and receive funding to engage such advisors. The Compensation Committee defines the scope of any advisor’s engagement and related responsibilities.
The Compensation Committee engaged Compensation Strategies for fiscal 2025 to assist in a review of the Company’s executive and non-employee director compensation programs, and the executive and non-employee director compensation practices at a peer group of companies. The compensation consultants from Compensation Strategies have no other direct or indirect business relationships with us. The Compensation Committee has assessed the independence of Compensation Strategies and concluded that its engagement of Compensation Strategies does not raise any conflict of interest with the Company or any of its directors or executive officers.
Compensation Peer Group
As noted above, the Compensation Committee selects a peer group of companies each year with input from its independent compensation consultant to help evaluate our executive compensation program. In May 2024, the Compensation Committee identified the following companies as the peer group for fiscal 2025:

Airgain, Inc.	EMCORE Corporation	MiX Telematics Limited
American Software, Inc.	Identiv, Inc.	Napco Security Technologies, Inc.
BK Technologies Corporation	Iteris, Inc.	Ooma, Inc.
Cantaloupe, Inc.	KVH Industries, Inc.	PowerFleet, Inc.
Clearfield, Inc.	Luna Innovations Incorporated	Smith Micro Software, Inc.
Digi International Inc.	Mitek Systems, Inc.	Sonim Technologies, Inc.
Edgio, Inc.

In selecting the peer group for fiscal 2025, the Compensation Committee considered public companies with a thematic fit with the Company’s business and targeted a group of about 20 companies with the Company’s revenue at approximately the 50th percentile of the group. The peer group for fiscal 2025 is the same as the fiscal 2024 peer group.
Components of Executive Compensation
Our Compensation Committee utilizes three main components for executive officer compensation: base salary, a cash incentive bonus, and long-term equity-based awards. Our compensation program is designed to balance our need to provide our executive officers with incentives to achieve our short- and long-term performance goals with the need to pay competitive base salaries.
There is no pre-established policy for allocating between cash and non-cash or short-term and long-term compensation. In determining the allocation each year among base salary, annual cash incentive bonus, and long-term equity-based awards, the Compensation Committee considers our short-term and long-term business objectives, competitive trends within our industry, and each named executive officer’s current and prior compensation.
An important guiding principle for our executive compensation program is our belief that it benefits our stockholders for executive management’s compensation to be tied to our short-term and long-term performance, so that a significant portion of each executive officer’s compensation is tied to the achievement of our goals and objectives. As a result, “at risk” compensation makes up a significant portion of our executives’ compensation.
Base Salaries
Base salaries for our executive officers are set with regard to a number of factors, including the executive’s title and responsibilities within the Company, the executive’s performance in recent periods, the executive’s potential for continued development within the organization, an assessment of the base salaries of similarly situated executives with the peer group companies noted above, and internal parity with other executives. The base salary levels for each executive officer, and any increases or decreases to those levels, are reviewed and approved each year by the Compensation Committee.

In fiscal 2025, the base salaries for our named executive officers were as follows:

Name	Fiscal 2025 Base Salary
Saleel Awsare	$500,000
Kurt Hoff	$375,000
Mathi Gurusamy	$375,000

Both Mr. Gurusamy and Mr. Hoff received increases in their base salaries effective April 1, 2025, in connection with the following promotions:
•	Mathi Gurusamy was promoted to Chief Product and Strategy Officer, with his annual base salary increased to $375,000.
•	Kurt Hoff was promoted to Chief Revenue Officer, with his annual base salary also increased to $375,000.
Annual Cash Incentive Program
Our Compensation Committee believes that annual performance-based cash bonuses play an important role in providing incentives to our executive officers to achieve annual performance goals. To that end, we have established an annual cash bonus program (the “Bonus Program”) in order to align executives’ goals with our financial, strategic and tactical objectives for the current year.
Selected employees, including all of our named executive officers, are eligible to participate in the Bonus Program. Each participant in the Bonus Program is assigned a target annual cash bonus, generally expressed as a percentage of the participant’s base salary, the payment of which is conditioned on the achievement of certain performance goals and objectives established by the Compensation Committee. Bonuses paid under the Bonus Program, if any, may be based upon achievement of performance goals for two independent semi-annual performance periods, corresponding with the first and second half of the fiscal year, respectively (each, a “Performance Period”).
The Compensation Committee generally sets the corporate performance goals at “target” levels the Compensation Committee believes are challenging, but reasonable, for management to achieve, with reduced or increased bonus opportunities for performance below or above, as the case may be, the targeted level. The Compensation Committee may also establish a maximum aggregate amount of bonuses that all participants will be eligible to receive during a Performance Period based on our earnings for the fiscal year as it may determine. If the bonus pool for a Performance Period is insufficient to fully fund the bonuses earned during the Performance Period, each participant’s bonus is ratably reduced.
At the end of each Performance Period, the Compensation Committee determines the level of Company achievement with respect to the specified goals. The Compensation Committee retains discretion to make appropriate adjustments to the performance goals for the effects of events that were not anticipated in establishing the performance goals, to exclude one-time or non-recurring expenses in calculating achievement of performance goals, and to make other adjustments to the bonuses that otherwise would be payable based on actual performance. Final bonus levels are then based on those determinations and generally paid to the executives in the quarter following the completion of a Performance Period.
For fiscal 2025, the Compensation Committee determined that annual bonuses would be based on achievement of specified levels of non-GAAP net income (defined as our earnings before interest, taxes, depreciation, amortization, and share-based compensation, excluding the impact of non-recurring charges or gains, consistent with the approach used for reporting non-GAAP net income (loss) in our quarterly earnings releases). The Compensation Committee believes non-GAAP net income is a good indicator of our success, given the market in which we compete. In addition, non-GAAP net income is a metric that management can calculate and communicate to employees throughout the fiscal year. If, at the end of the first two quarters of fiscal 2025, the Company was on pace to achieve at least the target level of non-GAAP net income for the fiscal year shown in the table below, the Compensation Committee could approve a partial bonus payment of up to 50% of a participant’s target annual bonus opportunity amount for the year (with the final bonus to be awarded at the end of the fiscal year to be reduced by the amount of any such partial payment).

The non-GAAP net income target for the fiscal 2025 Bonus Program, which applied to all participants (including each of the named executive officers) was $16,591,000, and the payout percentages for the program are set forth in the table below (with the percentage determined by linear interpolation for performance between the levels indicated in the table).

Non-GAAP Net Income (Percentage of Target Achieved)	Payout Percentage (% of Target Bonus)
Below 75%	0%
75%	50%
100%	100%
125%	150%
150%	200%

Bonuses under the Bonus Program for fiscal 2025 were capped at 200% of target, and the target bonus pool for all bonuses awarded for fiscal 2025 was based on 50% of the Company’s non-GAAP net income for the fiscal year, and calculated before taking the bonuses into account. To the extent the total payout under the Bonus Program exceeded this bonus pool, the bonuses awarded under the program may be capped at the bonus pool amount.
The Compensation Committee established the following target and maximum bonus amounts set forth below for the named executive officers under the Bonus Program.

Name	Fiscal 2025 Base Salary	Target Bonus		Maximum Payout
		% of Salary	Dollars	% of Salary	Dollars
Saleel Awsare	$500,000	100%	$500,000	200%	$1,000,000
Kurt Hoff	$375,000	50%	$187,500	100%	$375,000
Mathi Gurusamy	$375,000	50%	$187,500	100%	$375,000

In August 2025, the Compensation Committee determined that the Company achieved a non-GAAP net income for fiscal 2025 of approximately 33% of the target non-GAAP net income established for the Bonus Program. Because the performance threshold required for a bonus payout was not met, the Compensation Committee determined that no annual cash incentive bonuses were earned for fiscal 2025. Accordingly, each of the named executive officers received 0% of his target annual bonus opportunity.
Equity Awards
We believe that providing a significant portion of our executive officers’ total compensation opportunity in equity awards aligns the incentives of our executives with the interests of our stockholders and with our long-term success. By compensating our executives with our equity, executives receive a stake in our financial future and the values realized in the long term depend on the executives’ ability to drive our financial performance. Equity incentive awards are also a useful vehicle for attracting and retaining executive talent in a competitive market. In determining the equity awards to be granted to our executives, the Compensation Committee takes into account the executive’s equity ownership in the Company and the terms of the executive’s then-outstanding awards.
Our Compensation Committee administers our equity incentive plans and establishes the terms for all awards granted thereunder, including grant guidelines, vesting schedules, and other provisions. Our annual equity awards to our executives include stock units that vest based on our achievement of specific performance goals as well as the executive’s continued service with the Company (“PSUs”), and stock units that vest solely based on continued employment over a multi-year period (“RSUs”). The Compensation Committee annually evaluates its equity compensation program to determine the types of awards to grant and the relative value to be allocated to each type of award.
Types of Awards. A core feature of our long-term incentive program is the award of PSUs. PSUs vest based on Company performance and the executive’s continued service through the vesting period. We currently use two types of PSUs: (i) Financial PSUs that vest based on total revenue and non-GAAP EPS performance targets, and (ii) Relative TSR PSUs that vest based on our total shareholder return relative to the Russell Microcap Index over a three-year period. In addition, we also grant RSUs that vest based solely on continued service, providing a retention incentive regardless of stock price performance. The Compensation Committee reviews the mix of equity award types annually and may adjust the program to strengthen alignment with stockholder interests.

As noted above, the Compensation Committee believes revenue and non-GAAP EPS (determined consistent with the approach used for reporting “Non-GAAP EPS” in our quarterly earnings releases) to be good indicators of our success, given the market in which we compete. In addition, they are metrics that management can calculate and communicate to employees. Using growth in total revenue as a performance measure in our PSUs aligns with our strategy of growth through acquisitions, and balances with the use of organic revenue (which incentivizes management to grow our existing business) as a performance measure under our Bonus Program. We use non-GAAP EPS because we believe the adjustments we make to our EPS for purposes of our incentive programs provide a more accurate picture of the value of our company than EPS computed in accordance with GAAP. In particular, we believe it is appropriate to exclude non-cash accounting charges for amortization of intangible assets (other than goodwill) from EPS as we believe our value, and the value of the companies in our industry we acquire, is not in the tangible property we own, but rather in the design and development of products which we then have other people build for us. As such, we believe deducting a non-cash expense from earnings would under-represent our core profitability.
For fiscal 2025, the Compensation Committee determined that Mr. Awsare’s annual equity award would be allocated one-third to Financial PSUs, one-third to Relative TSR PSUs, and one-third to RSUs. The annual equity awards for the other named executive officers were allocated one-fourth to Financial PSUs, one-fourth to Relative TSR PSUs, and one-half to RSUs
Grant of Fiscal 2025 Financial PSU Awards. In July 2024, the Compensation Committee approved an award of Financial PSUs to each of the named executive officers with the target number of Financial PSUs subject to these awards as follows: Mr. Awsare – 69,894 Financial PSUs, Mr. Hoff – 20,811 Financial PSUs, and Mr. Gurusamy – 20,005 Financial PSUs. The target number of Financial PSUs subject to each award was determined by dividing a dollar amount determined by the Compensation Committee (Mr. Awsare - $262,034, Mr. Huff - $78,021, and Mr. Gurusamy - $75,000) by the average closing price of our common stock over the last 30 trading days before July 1, 2024 (the last 30 trading days of the last full fiscal quarter prior to the quarter in which the grant was made).
The vesting of each award is subject to the Company’s performance over each of fiscal 2025, fiscal 2026 and fiscal 2027 (as well as the executive’s continued employment with the Company), with one-third of the target number of Financial PSUs for the award allocated to fiscal 2025, one-third of the target number of Financial PSUs for the award allocated to fiscal 2026, and one-third of the target number of Financial PSUs for the award allocated to fiscal 2027. If the financial metrics for the specific year are not met, then the shares attributable to that year can no longer be subject to vesting. The percentage of the target number of Financial PSUs that vest for each performance period is determined based on both the Company’s revenue compound annual growth rate (“Revenue CAGR”) for the applicable period and the Company’s non-GAAP EPS compound annual growth rate (“Non-GAAP EPS CAGR”) for the performance period (with the Company’s revenue and non-GAAP EPS for each performance period measured against the results for the immediately preceding fiscal year). In no event will an award vest more than 200% of the target number of Financial PSUs subject to the award.
When it approved these grants in May 2024, the Compensation Committee provided that the vesting percentage for the Financial PSUs allocated to each performance period would be determined in accordance with the following table (with the percentage determined by linear interpolation for performance between the levels indicated in the table):

Financial PSU Payout Matrix		Y/Y Revenue Growth
		>7%	>10%	>20%
Y/Y	> 8%	50%	75%	100%
non-GAAP	>12%	75%	100%	150%
EPS Growth	>25%	100%	150%	200%

In August 2025, the Compensation Committee determined that the Company’s Revenue CAGR for fiscal 2025 was -23%, and the Company’s Non-GAAP EPS CAGR for fiscal 2025 was -65%. Accordingly, each of these named executive officers’ awards for fiscal 2025 vested as to 0% of the total target number of Financial PSUs subject to the award allocated to the fiscal 2025 performance period.
Grant of Fiscal 2025 Relative TSR PSU Awards. In July 2024, the Compensation Committee approved an award of Relative TSR PSUs to each of the named executive officers, with the target number of TSR PSUs subject to these awards as follows: Mr. Awsare – 69,894 Relative TSR PSUs, Mr. Hoff – 20,811 Relative TSR PSUs, and

Mr. Gurusamy – 20,005 Relative TSR PSUs. The target number of Relative TSR PSUs subject to each award was determined by dividing a dollar amount determined by the Compensation Committee (Mr. Awsare - $262,034, Mr. Huff - $78,021, and Mr. Gurusamy - $75,000) by the average closing price of our common stock over the last 30 trading days before July 1, 2024 (the last 30 trading days of the last full fiscal quarter prior to the quarter in which the grant was made).
The vesting of each award will be determined solely based on the Company’s TSR for the three-year period commencing on July 1, 2024, relative to the TSRs for the companies in the Russell Microcap Index for that three-year period, with the award vesting as 50% of the target number of TSR PSUs if the Company’s relative TSR for the three-year period is at the 50th percentile and 200% if the Company’s relative TSR for the three-year period is at the 75th percentile or higher. If the Company’s relative TSR for the three-year period is between the 50th percentile and the 75th percentile, the vesting percentage will be determined by linear interpolation between the 50% and 200% levels, and no portion of the award will vest if the Company’s relative TSR for that period is below the 50th percentile. Vesting is also contingent on continued employment with the Company through the applicable vesting date. None of the fiscal 2025 Relative TSR PSU Awards vested during fiscal 2025 as performance is measured over the entire three-year performance period of the award.
Grant of Fiscal 2025 RSU Awards. In July 2024, the Compensation Committee approved an award of RSUs to each of the named executive officers, with the number of RSUs subject to these awards as follows: Mr. Awsare – 69,894 RSUs, Mr. Hoff – 41.622 RSUs, and Mr. Gurusamy – 40,011 RSUs. The number of RSUs subject to each award was determined by dividing a dollar amount determined by the Compensation Committee (Mr. Awsare - $262,034, Mr. Huff - $156,042, and Mr. Gurusamy - $150,000) by the average closing price of our common stock over the last 30 trading days before July 1, 2024 (the last 30 trading days of the last full fiscal quarter prior to the quarter in which the grant was made). Each grant vests as to one-third of the RSUs on July 1, 2025 and the remaining two-thirds of the RSUs quarterly thereafter beginning on September 1, 2025 (so that the RSUs will be fully vested on June 1, 2027).
Vesting of Mr. Awsare’s New-Hire Financial PSU Award During Fiscal 2025. During fiscal 2024, the Compensation Committee approved an award of 229,529 PSUs to Mr. Awsare as an inducement to him to commence employment with the Company, provide long-term retention incentives, and further align his interests with those of our stockholders. The number of shares subject to this award was determined by dividing a dollar amount specified in Mr. Awsare’s employment agreement ($1,025,000 for the target number of PSUs) by the average of the closing prices for a share of the Company’s common stock over the thirty consecutive trading days prior to Mr. Awsare’s start date with the Company. The vesting of the PSU award (with a target number of 235,127 shares) is subject to the Company’s performance over each of fiscal 2024, fiscal 2025 and fiscal 2026 (as well as the executive’s continued employment with the Company), with 16% of the target number of PSUs for the award allocated to fiscal 2024, 42% of the target number of PSUs for the award allocated to fiscal 2025, and 100% of the target number of PSUs for the award allocated to fiscal 2026 (and with the number of PSUs vested for fiscal 2025 and fiscal 2026 to be reduced by any PSUs that vested for a prior fiscal year). The award vests based on the Company’s Revenue CAGR and Non-GAAP EPS CAGR performance for the applicable fiscal year (with the vesting percentage for the portion of the award allocated to fiscal 2026 subject to adjustment based on the Company’s TSR for the entire three-year period covered by the award relative to the TSRs for the companies in the Russell Microcap Index for that period).
In August 2025, the Compensation Committee determined that the Company’s Revenue CAGR for fiscal 2025 was -3%, and the Company’s Non-GAAP EPS CAGR for fiscal 2025 was -23% (which in each case was below the threshold performance level established for the award). Accordingly, no portion of Mr. Awsare’s Financial PSU award granted in fiscal 2024 vested for the fiscal 2025 performance period.
Grant of Fiscal 2026 Equity Awards. In July 2025, the Compensation Committee approved the fiscal 2026 awards for our named executive officers, including 50% RSUs, 25% Financial PSUs, and 25% TSR PSUs. The Financial PSUs vest over a three-year period based on growth in the Company’s revenue (50%) and non-GAAP EPS (50%) during fiscal 2026 and the executive’s continued employment through the three-year vesting period. The Relative TSR PSUs vest based solely on the Company’s TSR for the three-year period consisting of fiscal 2026, fiscal 2027 and fiscal 2028 relative to the TSRs for the companies in the Russell Microcap Index. The RSUs and PSUs (if earned) are scheduled to vest in installments over a three-year period, subject to the executive’s continued employment. The number of RSUs and the target number of PSUs for these awards was determined based on the dollar values approved by the Compensation Committee (allocated for each executive as noted above) and converted into shares using the same methodology as described above for the fiscal 2025 grants. In approving these changes, the Compensation Committee believed they would help align our program more closely with the interests of our stockholders and be a more prudent use of our equity.
Delegation to CEO of Certain Grant Authority. The Compensation Committee has delegated authority to our Chief Executive Officer to grant options and/or RSUs to selected newly-hired employees, other than executive officers and employees directly reporting to the Chief Executive Officer, within certain parameters established by the Compensation Committee. Management reports these new-hire award grants to the Compensation Committee.
Benefits
All of our executive officers are eligible to participate in our benefits programs offered to our employees generally, which include medical, dental and vision plans, our 2013 Employee Stock Purchase Plan, a 401(k) plan, tuition reimbursement, life insurance and short and long-term disability coverage. In designing our employee benefits program, we seek to provide an overall level of benefits that is competitive with that offered by similarly situated companies in the markets in which we operate based upon our general understanding of industry practices.
The Company makes matching contributions under the 401(k) plan to each plan participant, including our executive officers, in an amount equal to 25% of the first 6% of salary deferred by the participant.
The Company has an executive physical program, under which Mr. Awsare was eligible to be reimbursed during fiscal 2025 up to $2,500 for the costs of an annual executive physical examination. With the exception of this annual executive physical program, it is our policy to not extend significant perquisites to executives that are not broadly available to our other employees, though the Company may provide additional benefits to newly-hired executive officers as an inducement to their joining the Company.
Severance Arrangements
The Company has entered into arrangements with each of the named executive officers to provide severance benefits upon certain terminations of their employment with the Company. These agreements are described in more detail below under “Severance and Change in Control Arrangements with Named Executive Officers.”
Clawback Policy
In accordance with SEC and Nasdaq requirements, the Board has adopted an executive compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.
Tax Considerations
Section 162(m) of the Internal Revenue Code generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.
The Compensation Committee notes this deductibility limitation as one of the factors in its consideration of compensation matters. However, the Compensation Committee generally has the flexibility to take any compensation-related actions that it determines are in the Company’s and its stockholders’ best interest, including designing and awarding compensation for our executive officers that is not fully deductible for tax purposes.
Risk Management Considerations
Our Compensation Committee structures our executive compensation programs so as to appropriately reward executives for operating performance and growth without undue risk-taking and oversees, among other things, the assessment and management of risks related to the Company’s compensation plans and policies. The Compensation Committee has evaluated our compensation policies and programs and believes that our compensation policies and practices provide appropriate incentives and controls and are not reasonably likely to have a material adverse effect on the Company.
Executive Stock Ownership Requirements
The Board grants equity-based awards to members of senior management and encourages members of senior management to acquire and hold stock in the Company, to further align the interests of the executives with the stockholders. However, neither the Board nor the Compensation Committee has established formal stock ownership guidelines for the executive officers of the Company.
Fiscal 2025 Summary Compensation Table
The following table sets forth, for the fiscal years indicated, the compensation paid to our named executive officers:

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(4)	Total ($)
Saleel Awsare(5) Chief Executive Officer	2025	500,000	45,334	892,546	—	—	4,495	1,442,375
	2024	298,077	90,666	5,488,377	—	204,167	5,006	6,086,293
Kurt Hoff(6) Chief Revenue Officer	2025	344,077	33,334	340,884	—	—	6,230	724,525
	2024	103,077	66,666	477,685	—	37,906	1,853	687,187
Mathi Gurusamy(7) Chief Product & Strategy Officer	2025	340,212	25,000	327,685	—	—	5,406	698,303
	2024	38,077	25,000	792,839	—	—	381	856,297

(1)
The amounts reported in the “Bonus” column represent the installments of each named executive officer’s sign-on bonus that vested during the applicable fiscal year. The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the named executive officer’s annual bonus for the applicable fiscal year.

(2)
The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 6 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K, which was filed with the SEC on August 29, 2025 (or, for awards granted prior to fiscal 2025, the corresponding note in the Form 10-K for that fiscal year). The material terms of these awards are described in the “Equity Awards” section of this proxy statement above.

(3)
A portion of the amounts reported in the “Stock Awards” column for each named executive officer for each fiscal year reflects the grant-date fair value of performance stock units granted to the executives during that fiscal year assuming the target level of performance conditions was achieved. These amounts were based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles. The following table presents the aggregate grant-date fair value of these performance-based awards granted in fiscal 2025 and 2024 included in the “Stock Awards” column for those years and the aggregate grant-date fair value of these awards assuming that the highest level of performance conditions was achieved.

Name	Aggregate Grant Date Fair Value of Performance Awards (Fiscal 2025)		Aggregate Grant Date Fair Value of Performance Awards (Fiscal 2024)
	Based on Probable Outcome as of the Grant Date ($)	Based on Maximum Performance ($)	Based on Probable Outcome as of the Grant Date ($)	Based on Maximum Performance ($)
Saleel Awsare	640,229	1,280,458	3,024,238	6,846,907
Kurt Hoff	190,629	381,258	232,438	464,875
Mathi Gurusamy	183,246	366,492	427,300	854,599

(4)	The amounts reported for fiscal 2025 in this column for each of the named executive officers represent matching contributions under the Company’s 401(k) plan.
(5)	Mr. Awsare commenced employment with us on November 20, 2023.
(6)	Mr. Hoff commenced employment with us on March 4, 2024.
(7)	Mr. Gurusamy commenced employment with us on May 13, 2024.

Description of Employment Agreements - Cash Compensation
We have entered into an employment agreement with Mr. Awsare and signed offer letters with each of our other named executive officers, which set forth the salary, bonus, and other compensation terms briefly described below. Provisions relating to outstanding equity incentive awards, if any, and post-termination of employment benefits are discussed in separate sections of this proxy statement. The named executive officers’ salary and target annual bonus levels for fiscal 2025 are described above in this “Executive Compensation” section.
Saleel Awsare. On October 31, 2023, we entered into an employment agreement with Mr. Awsare. The agreement is for no specific term and provides Mr. Awsare is employed at-will. The agreement provides for Mr. Awsare to receive an initial annual base salary of $500,000 and to participate in the Company’s annual bonus plan with an initial target annual bonus opportunity of 100% of his annual base salary, with the actual amount of the bonus to be determined by the Compensation Committee based on actual performance for the year. The agreement also provides for Mr. Awsare to receive a sign-on bonus of $136,000, with one-third of the bonus paid on his starting employment with the Company, one-third of the bonus paid, subject to his continued employment with the Company, six months after his start date, and one-third of the bonus paid, subject to his continued employment with the Company, at the end of fiscal 2024 when annual bonuses would generally be paid to the Company’s executives. In addition, the agreement provides that Mr. Awsare will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees. Mr. Awsare would also be entitled to reimbursement of up to $100,000 for expenses incurred if he decides to relocate to Orange County, California (subject to repayment to the Company if his employment terminates within two years after his start date). The agreement also provides for grants of equity awards to Mr. Awsare as an inducement for him to join the Company as described above under “Equity Awards—New-Hire Grants to Mr. Awsare”.
Kurt Hoff. We entered into an offer letter with Mr. Hoff dated February 23, 2024. The agreement is for no specific term and provides Mr. Hoff is employed at-will. The agreement provides for an initial annual base salary of $335,000, subject to periodic review. The agreement also provides that Mr. Hoff will be entitled to participate in the Company’s annual bonus plan with an initial target annual bonus opportunity of 50% of his annual base salary, with the actual amount of the bonus to be determined by the Compensation Committee based on actual performance for the year. The agreement also provides for Mr. Hoff to receive a sign-on bonus of $100,000, with one-third of the bonus paid on his starting employment with the Company and the remainder of the bonus paid in two installments that vest, subject to his continued employment with the Company, 90 days and one year after his start date. In addition, the agreement provides that Mr. Hoff will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees. The agreement also provides for grants of equity awards to Mr. Hoff as an inducement for him to join the Company as described above under “Equity Awards—New-Hire Grants to Other Executives” and that the grant date value of his annual equity awards for fiscal 2025 will not be less than $300,000. On April 1, 2025, Mr. Hoff was promoted to the position of Chief Revenue Officer and his annual base salary was increased to $375,000. Mr. Hoff’s offer letter was amended on April 1, 2025 to reflect the promotion and salary adjustment.
Mathi Gurusamy. We entered into an offer letter with Mr. Gurusamy dated April 2, 2024. The agreement is for no specific term and provides Mr. Gurusamy is employed at-will. The agreement provides for an initial annual base salary of $330,000, subject to periodic review. The agreement also provides that Mr. Gurusamy will be entitled to participate in the Company’s annual bonus plan with an initial target annual bonus opportunity of 50% of his annual base salary, with the actual amount of the bonus to be determined by the Compensation Committee based on actual performance for the year. The agreement also provides for Mr. Gurusamy to receive a sign-on bonus of $50,000, with one-half of the bonus paid on his starting employment with the Company and the remainder of the bonus to vest and be paid, subject to his continued employment with the Company, six months after his start date. In addition, the agreement provides that Mr. Gurusamy will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees. The agreement also provides for grants of equity awards to Mr. Gurusamy as an inducement for him to join the Company as described above under “Equity Awards—New-Hire Grants to Other Executives” and that the grant date value of his annual equity awards for fiscal 2026 will not be less than $300,000. On April 1, 2025, Mr. Gurusamy was promoted to the position of Chief Product and Strategy Officer and his annual base salary was increased to $375,000. Mr. Gurusamy’s offer letter was amended on April 1, 2025 to reflect the promotion and salary adjustment.

Outstanding Equity Awards at 2025 Fiscal Year End
The following table provides information concerning outstanding stock awards held by our named executive officers as of June 30, 2025. Our named executive officers did not hold any outstanding options as of that date.

		Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Saleel Awsare	11/20/2023	313,504(2)	899,756	—	—
	11/20/2023	—	—	70,538(3)	158,717
	11/20/2023	—	—	223,931(4)	642,682
	7/1/2024	69,894(5)	200,596	—	—
	7/1/2024	—	—	23,298(6)	66,866
	7/1/2024	—	—	34,947(7)	100,298
Kurt Hoff	3/5/2024	36,405(8)	104,482	—	—
	3/5/2024	—	—	21,602(4)	61,977
	7/1/2024	41,622(5)	119,455	—	—
	7/1/2024	—	—	6,937(6)	19,909
	7/1/2024	—	—	10,406(7)	29,864
Mathi Gurusamy	6/1/2024	63,798(9)	183,100	—	—
	6/1/2024	—	—	33,124(4)	95,066
	7/1/2024	40,011(5)	114,832	—	—
	7/1/2024	—	—	6,669(6)	19,138
	7/1/2024	—	—	10,002(7)	28,707

(1)
In accordance with applicable SEC regulations, the market value of the shares in each of these columns has been determined based on the closing price of our common stock on June 30, 2025, the last trading day of fiscal 2025, which was $2.87.

(2)	One-half of these RSUs will vest on each of November 1, 2025, and November 1, 2026.
(3)
This item represents the portion of an inducement award of Financial PSUs granted to the executive during fiscal 2024 that will be eligible to vest based on the Company’s financial performance during fiscal 2026. As the threshold performance level for the award was not achieved in fiscal 2025, in accordance with SEC requirements, the number of PSUs reported in the table reflects 30% of the total target number of shares subject to the award (i.e. the number of PSUs that would be eligible to vest for fiscal 2026 if the threshold performance levels were achieved).

(4)
This item represents an inducement award of PSUs granted to the executive during fiscal 2024 that will be eligible to vest based on the Company’s relative TSR over a three-year period commencing on the executive’s start date with the Company (i.e. November 20, 2023 for Mr. Awsare, March 4, 2025 for Mr. Hoff, and May 13, 2025 for Mr. Gurusamy). As performance was tracking below the threshold level for these awards as of June 30, 2025, the number of PSUs reported in the table reflects 50% of the total target number of shares subject to the award (i.e. the number of PSUs that would be eligible to vest at the end of the performance period if the threshold performance level were achieved).

(5)
These RSUs will vest according to the following schedule: one-third of the RSUs on July 1, 2025, with the remaining RSUs vesting ratably at the beginning of each of the 8 quarters thereafter, such that 100% of the RSUs will be fully vested on June 1, 2027.

(6)
This item represents the portion of an award of Financial PSUs granted to the executive during fiscal 2025 that will be eligible to vest based on the Company’s financial performance during fiscal 2026 and fiscal 2027. As the threshold performance level for the award was not achieved in fiscal 2025, in accordance with SEC requirements, the number of PSUs reported in the table reflects 50% of the total target number of shares allocated to fiscal 2026 and 2027 under the award (i.e. the number of PSUs that would be eligible to vest for fiscal 2026 and fiscal 2027 if the threshold performance levels for each year were achieved).

(7)
This item represents an award of Relative TSR PSUs granted to the executive during fiscal 2025 that will be eligible to vest based on the Company’s relative TSR over a three-year period consisting of fiscal 2025, fiscal 2026 and fiscal 2027. As performance was tracking below the threshold level for these awards as of June 30, 2025, the number of PSUs reported in the table reflects 50% of the total target number of shares subject to the award (i.e. the number of PSUs that would be eligible to vest at the end of the performance period if the threshold performance level were achieved).

(8)	These RSUs will vest ratably over the period of seven quarters beginning July 1, 2025, such that 100% of the RSUs will be fully vested as of March 1, 2027.
(9)	These RSUs will vest ratably over the period of eight quarters beginning July 1, 2025, such that 100% of the RSUs will be fully vested as of June 1, 2027.

Severance and Change in Control Arrangements with Named Executive Officers
Although we do not have fixed term employment agreements with any of our employees, the named executive officers are each a party to an agreement with the Company that provides cash payments and acceleration of equity awards in certain circumstances that result in termination of employment. These agreements are intended to encourage retention and to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.
Employment Agreement with Saleel Awsare
Mr. Awsare’s employment agreement with the Company provides that if his employment is terminated by the Company without Cause or by Mr. Awsare for Good Reason (as such terms are defined in the agreement), Mr. Awsare will be entitled to receive the following separation benefits: (1) one times his annual base salary paid out in installments over the year following his separation date; (2) payment of any incentive bonus due for a fiscal year that ended prior to his separation date plus 100% of the target amount of the incentive bonus for the fiscal year in which the separation date occurs; (3) payment or reimbursement of premiums to continue healthcare coverage under COBRA for Mr. Awsare and his eligible dependents for up to 12 months; (4) as to each then-outstanding equity-based award granted by the Company to Mr. Awsare that vests based solely on continued service with the Company and unless otherwise expressly provided in the applicable award agreement, accelerated vesting of any portion of the award that is scheduled to vest within one year after Mr. Awsare’s separation date; and (5) as to each outstanding equity-based award granted by the Company to Mr. Awsare that is subject to performance-based vesting requirements and unless otherwise expressly provided in the applicable award agreement, Mr. Awsare’s employment with the Company will be deemed to have continued for one year after his separation date.
However, if Mr. Awsare’s employment is terminated by the Company without Cause or by Mr. Awsare for Good Reason during the period beginning 60 days before the closing of a change in control of the Company (or, if earlier, on the date a definitive agreement is entered into to effect the change in control transaction) and ending on the second anniversary of the change in control transaction, Mr. Awsare will be entitled to receive the following separation benefits: (1) two times his annual base salary paid out in installments over the two years following his separation date; (2) payment of any incentive bonus due for a fiscal year that ended prior to his separation date plus 200% of the target amount of the incentive bonus for the fiscal year in which the separation date occurs; (3) payment or reimbursement of premiums to continue healthcare coverage under COBRA for Mr. Awsare and his eligible dependents for up to 24 months; (4) as to each then-outstanding equity-based award granted by the Company to Mr. Awsare that vests based solely on continued service with the Company and unless otherwise expressly provided in the applicable award agreement, accelerated vesting of the entire outstanding and unvested portion of the award; and (5) as to each outstanding equity-based award granted by the Company to Mr. Awsare that is subject to performance-based vesting requirements and unless otherwise expressly provided in the applicable award agreement, any service-based vesting requirement under the award will be deemed satisfied in full but the performance-based vesting measurement will still apply and will be treated as provided in the applicable award agreement.
Mr. Awsare’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Should benefits payable to Mr. Awsare trigger excise taxes under Section 4999 of the Code, Mr. Awsare would either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Awsare, the benefits would be cut-back to the extent necessary to avoid such excise taxes.
Offer Letters with Mr. Hoff and Mr. Gurusamy
Under their offer letters described above, Mr. Hoff and Mr. Gurusamy are eligible to receive severance payments if their employment is terminated during their first two years of employment with the Company either by us without Cause or by the executive for Good Reason, in each case as defined in the offer letter. The severance for each executive would consist of a lump sum payment equal to 6 months of the executive’s annual base salary plus an amount equal to 50% of the amount of bonuses (if any) earned by the executive during the 12 months preceding termination.
In addition, the offer letters for Mr. Hoff and Mr. Gurusamy provide that if the executive’s employment is terminated by us without Cause or by the executive for Good Reason within 60 days prior to or 12 months following a Change in Control (as defined in the offer letter), (i) all of the executive’s outstanding equity awards will accelerate and become fully vested; (ii) the executive will receive a cash severance payment in a lump sum (in lieu of the cash severance benefit described in the preceding paragraph, if applicable) equal to 12 months of his annual base salary plus an amount equal to 100% of his target annual bonus opportunity; and (iii) the executive and his eligible dependents will be entitled to continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of his termination for up to 12 months thereafter.
The executive’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Should benefits payable to the executive trigger excise taxes under Section 4999 of the Code, the executive will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to the executive, the benefits will be cut-back to the extent necessary to avoid such excise taxes.
Performance Stock Unit Awards
The award agreements for annual grants of PSUs to our executive officers (and inducement grants to newly-hired executives with similar performance metrics) generally provide that if a change in control occurs, the performance period of the award will end, and the vesting of the award for performance periods that have not been completed will be determined based on our performance through the end of the fiscal quarter prior to the quarter in which the change in control occurs (with the performance targets being pro-rated to reflect the shortened performance period) or, if greater, the target performance level. The award will remain subject to the time-based vesting requirements, provided that if the executive’s employment is terminated by us without cause, by the executive for good reason, or due to the executive’s death or disability, in any case within 60 days prior to or at any time following the change in control (or if the award is not assumed or continued by the acquiring or successor entity), the time-based vesting requirements will be deemed satisfied. In addition, if the executive’s employment terminates due to death or disability (other than in the context of a change in control), the vesting of the award for the performance period in which the termination date occurs will be determined at the end of that performance period, and any time-based vesting requirements for that performance period (and any prior performance period under the award) will be deemed satisfied.
The award agreements for the inducement grants of Relative TSR PSUs to Mr. Awsare, Mr. Hoff and Mr. Gurusamy in connection with their joining the Company during fiscal 2024 generally provide that if a change in control occurs, the three-year performance period of the award will end on the change in control date, and the vesting of the award will be determined based on the closing price of our stock on the last trading day prior to the change in control. The award will remain subject to the time-based vesting requirements, provided that if the executive’s employment is terminated by us without cause, by the executive for good reason, or due to the executive’s death or disability, in any case within 60 days prior to or at any time following the change in control (or if the award is not assumed or continued by the acquiring or successor entity), the time-based vesting requirements will be deemed satisfied. In addition, if the executive’s employment terminates due to death or disability (other than in the context of a change in control), the vesting of the award will be determined based on our relative TSR as of the executive’s termination date, and the time-based vesting requirements will be deemed satisfied. If, during the performance period and more than 12 months after the grant date (other than in the context of a change in control), the executive’s employment is terminated by us without cause or by the executive for good reason, the vesting of the award will be determined based on our relative TSR as of the executive’s termination date and the time-based vesting requirements will be deemed satisfied, provided that the portion of the award that vests will be pro-rated based on the portion of the performance period that has elapsed as of the termination date.
The executive’s right to receive the benefit of the vesting provisions described above is subject to his executing and not revoking a general release of claims in favor of the Company.

Pay Versus Performance
The following summarizes the relationship between the total compensation paid to our Chief Executive Officer (“CEO”) and our other named executive officers and our financial performance for the fiscal years shown in the table (in this discussion, our CEO is also referred to as our principal executive officer or “PEO”, and our named executive officers other than our CEO are referred to as our “Non-PEO NEOs”):

Fiscal Year	Summary Compensation Table Total for CEO #1 ($)(1)(2)	Compensation Actually Paid to CEO #1 ($)(3)	Summary Compensation Table Total for CEO #2 ($)(1)(2)	Compensation Actually Paid to CEO #2 ($)(3)	Summary Compensation Table Total CEO #3 ($)(1)(3)	Compensation Actually Paid to CEO #3 ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On LTRX TSR ($)(4)	LTRX Net Income ($ Millions)(5)
2025	N/A	N/A	N/A	N/A	1,397,041	113,669	711,414	437,200	53.35	(11.373)
2024	N/A	N/A	973,215	584,664	6,086,293	4,071,910	749,491	576,850	65.99	(4.52)
2023	1,348,502	446,463	823,914	760,771	N/A	N/A	843,633	737,446	78.25	(8.980)

(1)
During the periods covered, three executives served as CEO: (i) Paul Pickle (“CEO #1”) served from the beginning of fiscal year 2023 through his resignation on June 29, 2023; (ii) Jeremy Whitaker (“CEO #2”) served as Interim CEO for the remainder of fiscal year 2023 and during fiscal year 2024 through November 19, 2023; and (iii) Saleel Awsare (“CEO #3”) served for the remainder of fiscal year 2024 through the end of fiscal year 2025. For fiscal year 2023, our Non-PEO NEOs were Roger Holliday, former VP of Worldwide Sales, and Eric Bass, former VP of Engineering. For fiscal year 2024, our Non-PEO NEOs were Messrs. Bass and Holiday; Kurt Hoff, who served as VP of Worldwide Sales; and Mathi Gurusamy, who served as Chief Strategy Officer. For fiscal year 2025, our Non-PEO NEOs were Mr. Hoff, our Chief Revenue Officer; and Mr. Gurusamy, our Chief Product & Strategy Officer.

(2)
For detail on the Summary Compensation Table total compensation for our CEOs for each fiscal year covered in the table, see the Summary Compensation Table as disclosed in the Company’s Proxy Statement filed with the SEC following that fiscal year. The average compensation for the Non-PEO NEOs for fiscal year 2025 was calculated from the Summary Compensation Table above. The average compensation for the Non-PEO NEOs for fiscal years 2023 and 2024 was calculated from the Summary Compensation Table as disclosed in the Company’s Proxy Statement filed with the SEC in calendar year 2023 and 2024, respectively.

(3)
For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of our named executive officers (including, for purposes of this table, former named executive officers who are included in the Non-PEO NEO group for the applicable year) means the named executive officer’s total compensation as reflected in the Summary Compensation Table for the applicable fiscal year and adjusted for the following with respect to each named executive officer:

•	Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year,
•	Plus the fiscal year-end value of Lantronix option and stock awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year,
•
Plus/(less) the change in value as of the end of the covered fiscal year as compared to the value at the end of the prior fiscal year for Lantronix option and stock awards which were granted in prior fiscal years and were outstanding and unvested at the end of the covered fiscal year,

•	Plus the vesting date value of Lantronix option and stock awards which were granted and vested during the same covered fiscal year,
•
Plus/(less) the change in value as of the vesting date as compared to the value at the end of the prior fiscal year for Lantronix option and stock awards which were granted in prior fiscal years and vested in the covered fiscal year,

•
Less, as to any Lantronix option and stock awards which were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year,

•
Plus the dollar value of any dividends or other earnings paid during the covered fiscal year on Lantronix outstanding and unvested stock awards (no dividends or dividend equivalents are credited with respect to Lantronix options and, for other Lantronix awards, the crediting of dividend equivalents has been taken into account in determining the applicable fiscal year-end or vesting date value of the award), and

•
Plus, as to a Lantronix option or stock award that was materially modified during the covered fiscal year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date (none of the Lantronix option or stock awards held by the named executive officers were materially modified during the fiscal years covered by the table.

In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10-K each fiscal year and the footnotes to the Summary Compensation Table that appears in our annual Proxy Statement.

The table above reflects the CAP (determined as noted above) for each CEO and, for our Non-PEO NEOs, the average of the CAPs determined for the Non-PEO NEOs for each of the fiscal years shown in the table.
The following table provides a reconciliation of the Summary Compensation Table Total to Compensation Actually Paid for our CEO #1.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO #1	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)
Summary Compensation Table Total	N/A	N/A	1,348,502
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	N/A	N/A	(943,552)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	N/A	N/A	0
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	N/A	N/A	0
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	N/A	N/A	0
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	N/A	N/A	464,354
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	N/A	N/A	(422,841)
Compensation Actually Paid	N/A	N/A	446,463

The following table provides a reconciliation of the Summary Compensation Table Total to Compensation Actually Paid for our CEO #2.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO #2	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)
Summary Compensation Table Total	N/A	973,215	823,914
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	N/A	(534,651)	(566,130)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	N/A	434,921	527,422
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	N/A	(91,466)	(62,759)
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	N/A	0	0
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	N/A	(197,355)	38,324
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	N/A	0	0
Compensation Actually Paid	N/A	584,664	760,771

The following table provides a reconciliation of the Summary Compensation Table Total to Compensation Actually Paid for our CEO #3.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO #3	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)
Summary Compensation Table Total	$1,397,041	6,086,293	N/A
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(892,546)	(5,488,377)	N/A
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	588,042	3,473,993	N/A
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(942,485)	0	N/A
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	0	0	N/A
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(36,382)	0	N/A
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	0	0	N/A
Compensation Actually Paid	113,669	4,071,910	N/A

The following table provides a reconciliation of the average of the Summary Compensation Table Total for the Non-PEO NEOs for a fiscal year to the average of the Compensation Actually Paid for the Non-PEO NEOs for that fiscal year.

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)
Summary Compensation Table Total	711,414	749,491	843,633
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(334,285)	(491,971)	(664,030)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	230,272	425,140	627,287
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(134,682)	(48,850)	(38,865)
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	0	0	0
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(35,519)	(56,961)	(30,579)
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	0	0	0
Compensation Actually Paid	437,200	576,850	737,446

(4)
LTRX TSR represents cumulative total stockholder return on a fixed investment of $100 in the Company’s common stock for the period beginning on the last trading day of fiscal year 2022 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last three fiscal years against the Company’s total stockholder return (calculated as described above) over that period of time.

(5)
This column shows the Company’s net income for each fiscal year covered by the table. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last three fiscal years against the Company’s net income for each of those years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Beneficial Ownership Table
The following table sets forth certain information with respect to beneficial ownership of our common stock as of September 8, 2025 (except as otherwise indicated in the footnotes to the table below), based on the most recent filings and other information available to the Company as of that date, by: (1) each stockholder known by us to be the beneficial owner of more than 5% of our common stock based on filings pursuant to Section 13 or Section 16 of the Exchange Act; (2) each of our current directors; (3) each of the named executive officers set forth in the Summary Compensation Table; and (4) all current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated in the footnotes to the table, and subject to community property laws, where applicable, we believe the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. The percentage of shares beneficially owned is based on 39,271,361 shares of our common stock outstanding as of September 8, 2025. In addition, the number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of September 8, 2025 but excludes shares of common stock underlying options or warrants held by any other person.

	Beneficial Ownership
Beneficial Owner Name and Address(1)	Number of Shares Owned	Right to Acquire(2)	Total	Percentage Ownership
Greater than 5% Stockholders:
Bernhard Bruscha Biesingerstrasse 27 Tübingen, D-72072 Germany	5,322,925(3)	100,432(4)	5,423,357	13.8%
Chain of Lakes Group	3,072,343(5)	—	3,072,343	7.8%
Directors and Named Executive Officers:
Saleel Awsare, President, Chief Executive Officer and Director	291,208	156,752	447,960	1.1%
James Auker, Director	—	10,387	10,387	*
Sailesh Chittipeddi, Director	10,000	13,751	23,751	*
Narbeh Derhacobian, Director Nominee	24,799	9,800	34,599	*
Kevin Palatnik, Director Nominee	29,799	9,800	39,599	*
Hoshi Printer, Director	211,224	9,800	221,024	*
Mathi Gurusamy, Chief Product & Strategy Officer	56,119	—	56,119	*
Kurt Hoff, Chief Revenue Officer	32,585	—	32,585	*
All current executive officers and directors as a group (9 persons)(6)	741,174	210,290	951,464	2.4%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618.
(2)	Represents shares of common stock issuable upon exercise of stock options or upon vesting of restricted stock units (“RSUs”) within 60 days of September 8, 2025.

(3)
Based upon information contained in a Form 4 filed by Mr. Bruscha with the SEC on September 8, 2025. According to the Form 4, 5,166,471 of the shares are owned by TL Investment GmbH, of which Mr. Bruscha is the managing director. The remaining shares are owned directly by Mr. Bruscha.

(4)	Based on information available to the Company at the time of filing.
(5)
Based upon information contained in a Schedule 13D/A filed by Chain of Lakes Investment Fund, LLC (“Chain of Lakes”), Christopher B. Woodruff, Haluk L. Bayraktar and Emre Aciksoz with the SEC on July 1, 2025. According to the Schedule 13D/A, Chain of Lakes has shared voting and dispositive power over 1,184,152 shares of the Company’s common stock, Mr. Woodruff has shared voting and dispositive power over 1,184,152 shares of the Company’s common stock, Mr. Bayraktar has shared voting and dispositive power over 1,668,191 shares of the Company’s common stock and Mr. Aciksoz has shared voting and sole dispositive power over 220,000 shares of the Company’s common stock.

(6)	Includes 85,440 shares owned by Brent Stringham, Chief Financial Officer.
Equity Compensation Plan Information
The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of the end of fiscal 2025:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in 1st Column) (#)
Equity compensation plans approved by security holders	2,287,886(1)	4.13	1,783,174(3)
Equity compensation plans not approved by security holders	988,105(2)	4.95	—
Total	3,275,991	4.51	1,783,549

(1)
The number of securities to be issued includes 50,432 shares subject to outstanding stock options under the Lantronix, Inc. 2020 Performance Incentive Plan (the “2020 Plan”), 1,667,997 shares subject to outstanding RSU awards under the 2020 Plan that are subject to time-based vesting requirements only, 504,957 shares subject to outstanding RSU awards under the 2020 Plan that are subject to performance-based vesting based on the target number of RSUs subject to such awards (with 1,009,914 shares being subject to such performance-based vesting awards if the maximum level of performance were achieved); and 64,500 shares subject to outstanding stock options under the Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”).

(2)
The shares reported in this row of the table are subject to awards that were granted as an inducement for the grantee to commence employment with the Company. These shares consist of (1) 313,504 shares subject to inducement RSUs that are subject to time-based vesting and 380,683 shares subject to inducement RSUs that are subject to performance-based vesting based on the target number of RSUs subject to such awards (with 761,366 shares being subject to such performance-based vesting awards if the maximum level of performance were achieved) granted to Saleel Awsare, our President and Chief Executive Officer; (2) 36,404 shares subject to inducement RSUs that are subject to time-based vesting and 43,204 shares subject to inducement RSUs that are subject to performance-based vesting based on the target number of RSUs subject to such awards (with 86,408 shares being subject to such performance-based vesting awards if the maximum level of performance were achieved) granted to Kurt Hoff, our Vice President of Worldwide Sales; (3) 63,798 shares subject to inducement RSUs that are subject to time-based vesting and 66,248 shares subject to inducement RSUs that are subject to performance-based vesting based on the target number of RSUs subject to such awards (with 132,496 shares being subject to such performance-based vesting awards if the maximum level of performance were achieved) granted to Mathi Gurusamy, our Chief Strategy Officer; and (4) 25,930 shares subject to inducement RSUs and 58,334 shares subject to inducement stock options granted to Eric Bass, our former Vice President of Engineering. These inducement stock options and RSUs are generally subject to the same terms as stock options and RSUs granted under the 2020 Plan. Inducement awards generally vest over a period of three or four years, and inducement stock options generally have a term of seven years.

(3)
Of these shares, 1,757,549 shares were available for issuance under the 2020 Plan, and 25,625 shares were available for issuance under the Lantronix, Inc. Amended and Restated 2013 Employee Stock Purchase Plan.

Delinquent Section 16(a) Reports
To our knowledge, all reports that were required to be filed during the fiscal year ended June 30, 2025 by our executive officers, directors and beneficial owners of more than 10% of our common stock under Section 16 of the Exchange Act were filed on a timely basis, except that (i) the initial Form 3 for Dr. Sailesh Chittipeddi was not timely filed due to a delay in securing EDGAR access and (ii) a total of four Forms 4 reporting a grant of RSUs made to each of Saleel Awsare, Jeremy Whitaker, Kurt Hoff and Mathi Gurusamy on July 1, 2024, were reported on July 23, 2024 due to an administrative oversight..

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
The Audit Committee of the Board of Directors performs general oversight of our financial accounting and reporting process, system of internal controls, audit process and the process for monitoring compliance with laws and regulations, as well as our Code of Conduct. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Our management is responsible for preparing our financial statements and implementing our financial reporting process, including our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and has the primary responsibility for assuring their accuracy, effectiveness and completeness.
Our independent registered public accountants, Baker Tilly US, LLP (“Baker Tilly”), are responsible for expressing an opinion on the conformity of our audited financial statements to U.S. Generally Accepted Accounting Principles (“GAAP”). The Audit Committee meets periodically with the independent registered public accountants, with and without management present, to discuss the results of the independent registered public accountants’ examinations and evaluations of our internal controls and the overall quality of our financial reporting, and, as appropriate, initiates inquiries into various aspects of our financial affairs.
The members of the Audit Committee necessarily rely on the information or documentation provided to them by, and on the representations made by, management or other employees of the Company, the independent registered public accounting firm, and/or any consultant or professional retained by the Audit Committee, the Board of Directors, management or by any committee of the Board of Directors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied GAAP appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the financial statements have been carried out in accordance with the standards of the U.S. Public Company Accounting Oversight Board (“PCAOB”) or that the financial statements are presented in accordance with GAAP.
The Audit Committee currently consists of three directors, all of whom qualify as “independent” and meet the financial literacy and other requirements under the current Nasdaq listing standards and SEC rules regarding audit committee membership: Mr. Hoshi Printer, who serves as Chair, Mr. James Auker, and Mr. Kevin Palatnik. The Board of Directors has determined that Mr. Printer is an “audit committee financial expert” under the rules of the SEC.
The Audit Committee took the following actions in fulfilling its oversight responsibilities:
(1)
reviewed and discussed the annual audited financial statements with management, including a discussion of the quality and the acceptability of our financial reporting and controls as well as the clarity of disclosures in the financial statements;

(2)	discussed with Baker Tilly the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;
(3)
received from Baker Tilly written disclosures and the letter from Baker Tilly as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and has discussed with Baker Tilly its independence; and

(4)
based on the review and discussion referred to in (1) through (3) above, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, for filing with the SEC.

Audit Committee
Hoshi Printer, Chair
James Auker
Kevin Palatnik

OTHER INFORMATION
Policies and Procedures with Respect to Related Party Transactions
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.
Our Audit Committee charter requires that members of the Audit Committee review and approve all related party transactions. Current SEC rules define a related party transaction for the Company to include any transaction, arrangement or relationship in which:
•	we are a participant;
•	the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and
•
an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Conduct. Under our Code of Conduct, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.
All related party transactions must be disclosed in our applicable filings with the SEC as required under SEC rules.
Related Party Transactions
There were no transactions with related persons that required disclosure under applicable SEC rules during fiscal 2025 and 2024, nor are any such transactions currently proposed.
Indemnification and Insurance
Pursuant to our Amended and Restated Certificate of Incorporation and Bylaws, the Company indemnifies its directors and officers to the fullest extent permitted by law. The Company has also entered into indemnification agreements with each of its directors and executive officers contractually committing the Company to provide this indemnification to the directors and executive officers.
Annual Report on Form 10-K
The Company will furnish without charge, to each person whose proxy is solicited upon the written request of such person, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as filed with the SEC, including the financial statements and financial statement schedules. In addition, upon request, the exhibits to that document will be furnished subject to payment of a specified fee. Requests for copies of these documents should be directed to: Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618, Attention: Corporate Secretary.

Where You Can Find More Information
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and other reports and information that we file or furnish pursuant to the Exchange Act are available free of charge on our website at www.lantronix.com as soon as reasonably practicable after filing or furnishing such reports with the SEC. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

By Order of the Board of Directors,

Irvine, California	Saleel Awsare
September 24, 2025	President, Chief Executive Officer and Director

LANTRONIX, INC.
48 DISCOVERY, SUITE 250
IRVINE, CA 92618

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 3, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79652-P37766

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LANTRONIX, INC.

The Board of Directors recommends you vote FOR each of the director nominees in Proposal 1 and FOR Proposals 2 and 3.

Nominees:	**For**	**Against**	**Abstain**
1a. James Auker	☐	☐	☐
1b. Saleel Awsare	☐	☐	☐
1c. Sailesh Chittipeddi	☐	☐	☐
1d. Narbeh Derhacobian	☐	☐	☐
1e. Kevin Palatnik	☐	☐	☐
1f. Hoshi Printer	☐	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal.	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on November 4, 2025:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V79653-P37766

LANTRONIX, INC.
2025 Annual Meeting of Stockholders
November 4, 2025, 9:00 a.m. PT
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF LANTRONIX, INC.

The undersigned stockholder(s) of LANTRONIX, INC., a Delaware corporation, hereby appoint(s) Saleel Awsare and Brent Stringham, or either of them, proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lantronix, Inc. (the "Annual Meeting") to be held on November 4, 2025 at 9:00 a.m., Pacific time, at Lantronix's Corporate Headquarters, 48 Discovery, Suite 250, Irvine, CA 92618, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, on the matters set forth on the reverse side and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THE PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS MADE, WILL BE VOTED: (1) "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR; (2) "FOR" THE RATIFICATION OF BAKER TILLY US, LLP AS LANTRONIX'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2026; (3) "FOR" THE ADVISORY APPROVAL OF THE COMPENSATION OF LANTRONIX'S NAMED EXECUTIVE OFFICERS; AND (4) "1 YEAR" ON THE ADVISORY VOTE REGARDING THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

Continued and to be signed on reverse side